UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

MAGELLAN PETROLEUM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7 Custom House Street, 3rd Floor

Portland, ME 04101

November 9, 2011

2011 ANNUAL MEETING OF SHAREHOLDERS

December 8, 2011

Dear Shareholder:

On behalf of the Board of Directors and management of Magellan Petroleum Corporation (“Magellan”), we are pleased to invite you to attend the 2011 Annual Meeting of Shareholders (“Annual Meeting”) to be held on Thursday, December 8, 2011 at 10:00 A.M. MST at the Omni Interlocken Resort, 500 Interlocken Blvd., Denver (Broomfield), Colorado 80021 (telephone: (303) 438-6600). The Notice of 2011 Annual Meeting of Shareholders (“Notice”) and 2011 Annual Meeting Proxy Statement (“Proxy Statement”) accompanying this letter describe the business to be acted on at the meeting. At the Annual Meeting, you will be asked to vote on the election of three Directors, to provide the Board of Directors with your advisory votes on the Company’s executive compensation program and on how frequently you would like to have this vote, and to ratify the appointment of Magellan’s independent registered public accounting firm. As in the past, members of the corporation’s management will review with you Magellan’s results and will be available to respond to questions during the meeting.

While we are aware that most of our shareholders are unable to personally attend the Annual Meeting, proxies are solicited so that each shareholder has an opportunity to vote on all matters to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

YOUR VOTE IS IMPORTANT

Your vote is important, and all Magellan shareholders are cordially invited to attend the Annual Meeting in person. This year, the meeting will held be in Denver (Broomfield), Colorado. Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed Magellan proxy card or voting instruction form as promptly as possible, or to vote by telephone or Internet, to ensure your representation at the Annual Meeting. Telephone and Internet voting is available by following the instructions provided on the enclosed Magellan proxy card or voting instruction form. If your shares are held of record by a bank or broker, please vote the instruction form provided to you by or on behalf of the bank or broker.

Our attached Proxy Statement provides detailed information about the professional experience and qualifications of each of our Director nominees and our continuing Directors. In addition, the Proxy Statement provides detailed information regarding the compensation arrangements with our executive officers. You are being asked to indicate your approval of these compensation arrangements on a non-binding, advisory basis and to indicate how often we should conduct similar advisory votes regarding executive compensation in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF NIKOLAY V. BOGACHEV, WILLIAM H. HASTINGS AND J. THOMAS WILSON AS DIRECTORS; “FOR” PROPOSAL 2; FOR “1 YEAR” ON PROPOSAL 3; AND “FOR” PROPOSAL 4 ON THE ENCLOSED PROXY CARD.

PLEASE VOTE PROMPTLY ON MAGELLAN’S ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND RETURN IT TO US OR YOUR BANK OR BROKER PROMPTLY.

We thank you for your continued support of Magellan and we look forward to seeing you at the Annual Meeting.

Sincerely yours,

J. Robinson West	J. Thomas Wilson
Chairman of the Board of Directors	President and Chief Executive Officer

7 Custom House Street, 3rd Floor

Portland, ME 04101

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

December 8, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Magellan Petroleum Corporation, a Delaware corporation (the “Company”), will be held on Thursday, December 8, 2011 at 10:00 A.M. MST at the Omni Interlocken Resort, 500 Interlocken Blvd., Denver (Broomfield), Colorado 80021 (telephone: (303) 438-6600), for the following purposes:

1.	To elect three Directors of the Company;

2.	To consider the non-binding advisory resolution regarding approval of the compensation of our named executive officers;

3.	To consider, on a non-binding, advisory basis, the frequency (every one year, two years, three years or abstention) of the non-binding shareholder vote to approve the compensation of our named executive officers;

4.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2012; and

5.	To transact such other business as may properly come before the meeting.

For directions to the Annual Meeting, please visit: http://www.omnihotels.com or call (303) 438-6600. This Notice and Proxy Statement and the enclosed form of proxy are being sent to shareholders of record at the close of business on November 8, 2011, to enable such shareholders to state their instructions with respect to the voting of their shares. Proxies should be returned to American Stock Transfer & Trust Company, LLC, the Company’s Transfer Agent, in the reply envelope enclosed.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 8, 2011:

The SEC has adopted e-proxy rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this Proxy Statement, we have again chosen to follow the SEC’s full set delivery option, and therefore, although we are posting this Proxy Statement online, we are also mailing a full set of our proxy materials to our shareholders. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. Magellan’s Proxy Statement for the 2011 Annual Meeting of Shareholders and Magellan’s Annual Report to Shareholders for the fiscal year ended June 30, 2011 are available at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04056.

By Order of the Board of Directors,

Jeffrey G. Tounge

Corporate Secretary

Dated: November 9, 2011

Section	Page No.
GENERAL INFORMATION	1
Important Notice Regarding Internet Availability of Proxy Materials for the 2011 Annual Meeting	1
VOTES REQUIRED FOR APPROVAL	2
Votes Required	2
Discretionary Voting	2
Quorum Required; Withholdings, Broker “Non-Votes” and Abstentions	3
PROPOSAL 1 – ELECTION OF THREE DIRECTORS	3
Background Information about Our Nominees and the Directors	4
Director Compensation and Related Matters	10
Non-Employee Directors’ Compensation Policy	12
CORPORATE GOVERNANCE	13
Director Independence	13
Board Leadership Structure; Executive Sessions	13
Board Role in Risk Oversight	14
Standards of Conduct and Business Ethics	14
Standing Board Committees	15
Board and Committee Meetings Held During the 2011 Fiscal Year	15
Audit Committee	15
Compensation, Nominating and Governance Committees	16
Special and Ad Hoc Board Committees	16
Communications with Directors	18
Director Attendance at Annual Meetings	18
The Board Nomination Process	18
Compliance with Section 16(a) of the Securities Exchange Act of 1934	19
Certain Relationships and Related Person Transactions	19
Additional Agreements with YEP Relating to Purchase Agreement	23
REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
Security Ownership of Management	26
Other Security Holders	28
EXECUTIVE COMPENSATION	28
Compensation Discussion and Analysis	28
Compensation, Nominating and Governance Committee Report	35
Additional Information Regarding Executive Compensation	36
Compensation Risk Analysis	40
Executive Compensation Tables	41
Post Termination Payments and Benefits	43
Compensation, Nominating and Governance Committee Interlocks and Insider Participation	45
Equity Compensation Plan Information	45
PROPOSAL 2 – NON-BINDING ADVISORY RESOLUTION REGARDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	46
PROPOSAL 3 – NON-BINDING ADVISORY VOTE REGARDING THE FREQUENCY OF THE NON-BINDING SHAREHOLDER VOTE REGARDING THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	47
PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48
OTHER MATTERS	50
SOLICITATION OF PROXIES	51
SHAREHOLDER PROPOSALS	51

-i-

7 Custom House Street, 3rd Floor

Portland, ME 04101

2011 ANNUAL MEETING PROXY STATEMENT

GENERAL INFORMATION

This 2011 Annual Meeting Proxy Statement (“Proxy Statement”) is furnished to shareholders of Magellan Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (“Board”) for use at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Thursday, December 8, 2011 at 10:00 A.M. MST at the Omni Interlocken Resort, 500 Interlocken Blvd., Denver (Broomfield), Colorado 80021 (telephone: (303) 438-6600) and at any adjournments or postponements thereof. The proxy materials are first being mailed on or about November 9, 2011 to shareholders of record. The proxy may be revoked at any time before it is voted by (i) so notifying the Company in writing; (ii) signing and dating a new and different proxy card of a later date; or (iii) voting of your shares by you in person or by your duly-appointed agent at the meeting.

The persons named in the enclosed form of proxy will vote the shares of common stock represented by said proxy in accordance with the specifications made by means of a ballot provided in the proxy, and will vote the shares in their discretion on any other matters properly coming before the meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, the Board knows of no matters which will be presented for consideration at the meeting other than those matters referred to in this Proxy Statement.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board as the close of business on November 8, 2011. On that date, there were 53,835,594 outstanding shares of common stock of the Company, par value $.01 per share (“Common Stock”). On November 8, 2011, there were 1,140,547 shares of our Common Stock outstanding in the form of CHESS depositary interests listed and traded on the Australian Securities Exchange. Each outstanding share of Common Stock is entitled to one vote.

Important Notice Regarding Internet Availability of Proxy Materials for the 2011 Annual Meeting

The U.S. Securities and Exchange Commission (“SEC”) has adopted e-proxy rules that require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this Proxy Statement, we have again chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this Proxy Statement, the proxy card and our Annual Report for the fiscal year ended June 30, 2011) online, we are also mailing a full set of our proxy materials to our shareholders by mail. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. We believe that mailing a full set of proxy materials will help ensure that a majority of our outstanding Common Stock is present in person or represented by proxy at our Annual Meeting. We also hope to help maximize shareholder participation. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our shareholders in the future.

This Proxy Statement and the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2011 are available at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04056.

On or about November 9, 2011, we are mailing a full set of our printed proxy materials to shareholders of record. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

VOTES REQUIRED FOR APPROVAL

Votes Required

Each outstanding share of Common Stock is entitled to one vote on each of Proposals 1, 2, 3 and 4.

Approval of Proposal 1 – the election of three Directors will require the affirmative vote of a plurality of the votes cast by the holders of shares of our Common Stock present in person or by proxy and voting at the Annual Meeting, provided that a quorum exists.

Approval of Proposal 2 – the non-binding advisory resolution approving the compensation of the Company’s named executive officers will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Approval of Proposal 3 – the non-binding advisory vote regarding the frequency of the non-binding advisory vote to approve the compensation of the Company’s named executive officers will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists; shareholders may vote in favor of one frequency (one year, two years, three years or abstain); provided, that if no frequency choice receives the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, then the frequency choice receiving the most affirmative votes will be considered by the Board to be the expression of the shareholders’ preference and will be taken into account by the Board in making its determination as to the frequency of future non-binding advisory votes on executive compensation.

Approval of Proposal 4 – the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Discretionary Voting

If you are a beneficial owner of our Common Stock, the Company believes that your brokerage firm, the record holder of your Common Stock, will be permitted under governing NYSE rules to vote your shares in their discretion on the following matters to be presented at the Annual Meeting:

•	Proposal 4 – the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012;

even if your brokerage firm does not receive voting instructions from you.

Important Information for 2011: There is an important change this year regarding broker non-votes and votes on executive compensation and certain other matters, including Proposals 2 and 3, the new “Say-on-Pay” and “Say When on Pay” votes. This rule change, which was made effective through the new Dodd-Frank legislation, follows similar treatment of broker non-votes for director elections implemented for the 2010 proxy season. These rules do not permit brokers to vote in the advisory votes for executive compensation and the frequency of future advisory votes for executive compensation if the broker has not received instructions from its customer, the beneficial owner of the Company’s shares. Consequently, your brokerage firm may not vote on Proposal 1 – the election of three Directors; Proposal 2 – the non-binding advisory resolution regarding approval of the compensation of the

Company’s named executive officers; or Proposal 3 – the non-binding advisory vote regarding the frequency for the non-binding shareholder vote regarding approval of the compensation of the Company’s named executive officers, absent instructions from you. Without your voting instructions on these proposals, your brokerage firm cannot vote, and therefore, your shares will not be represented on these proposals. See “Quorum Required, Withholdings, Broker “Non-Votes” and Abstentions,” below.

Quorum Required; Withholdings, Broker “Non-Votes” and Abstentions

Quorum Required: The holders of 33 1/3% of the total number of shares entitled to be voted at the Annual Meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. Under the Delaware General Corporation Law, abstentions and broker “non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

Withholdings: Withholding authority to vote for a nominee for Director will have no effect on the results of the vote for Directors. Under the Delaware General Corporation Law, the nominees for Director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Broker Non-Votes and Abstentions: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” As noted above, your broker will not be entitled to vote your shares without your instructions on Proposals 1, 2 and 3. Under Delaware law, an “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal other than the election of directors.

Effects of “Broker-Non Votes” and Abstentions: For Proposal 1, in counting the number of shares voted, abstentions and broker non-votes will not be counted and will have no effect. For Proposals 2, 3 and 4, which require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, abstentions will be counted towards the vote total and will have the same effect as a vote “AGAINST” the Proposal, but broker non-votes (which are not “entitled to vote” on the matter) will not be counted and will have no effect.

PROPOSAL 1

ELECTION OF THREE DIRECTORS

In accordance with the Company’s By-Laws, three Directors are to be elected to hold office for a term of three years, expiring with the 2014 Annual Meeting of Shareholders. The Company’s By-Laws provide for three classes of Directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. The three nominees for election at the Annual Meeting, Nikolay V. Bogachev, William H. Hastings, and J. Thomas Wilson, are currently serving as Directors of the Company. Messrs. Bogachev, Hastings and Wilson have consented to being named in this Proxy Statement and will serve as Directors, if elected.

Under Delaware law, the election of Directors requires a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the Annual Meeting. The term “plurality” means that the nominees receiving the greatest number of votes will be elected. Proxies may be voted only for the number of nominees named by the Board. The persons named in the accompanying proxy will vote properly-executed proxies for the election of the persons named above, unless authority to vote for one or more of the nominees is withheld.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO ELECT NIKOLAY V. BOGACHEV, WILLIAM H. HASTINGS AND J. THOMAS WILSON – PROPOSAL 1.

Background Information about Our Nominees and the Directors

The following table sets forth certain information about the Company’s three nominees for Director and each Director whose term of office continues beyond the 2011 Annual Meeting. The information presented includes, with respect to each such person: (a) his business history for at least the past five years; (b) his age as of the date of this Proxy Statement; (c) director positions, if any, held currently or at any time during the last five years with a company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (d) information regarding involvement in certain legal or administrative proceedings, if applicable; (e) his other positions with the Company, if any; (f) the year during which he first became a director of the Company; and (g) the experiences, qualifications, attributes, or skills that caused the Compensation, Nominating and Governance (“CNG”) Committee and the Board to determine that the person should serve as a Director for the Company.

2011 Director nominees to hold office each with a term expiring at the 2014 Annual Meeting:

Name	Director Since	Other Positions Held with the Company	Age and Business Experience*
William H. Hastings	2008	Senior Advisor for Business Development; Former President and CEO (2008-2011); Director of Magellan Petroleum Australia Limited (“MPAL”); Member of the Business Development Committee (“BDC”)	As of September 27, 2011, Mr. Hastings serves as our Senior Advisor for Business Development and in this capacity seeks out and assists in the development of new ventures and business opportunities for the Company, in a non-executive capacity. Mr. Hastings elected to step aside as the Company’s President and Chief Executive Officer (“CEO”), positions he has held since December 11, 2008, due to the Board of Directors’ (“Board”) decision to relocate the Company’s headquarters from Portland, Maine to Denver, Colorado. Mr. Hastings continues to serve on the Board of Directors of MPAL to which he was appointed on December 19, 2008. From 2007 until December 2008, Mr. Hastings was a Principal in Nova Atlantic LLC. During this period, he was involved with the development of stranded gas fields worldwide, with Floating LNG liquefaction concepts and with Methanol processing and also advised Methanex Corp. on natural gas supply issues. Mr. Hastings’ principal occupation for the period from 1998 to early 2007 involved executive roles within business development and new ventures within Marathon Oil Corporation, an integrated energy company based in Houston, Texas. Mr. Hastings was based in London, England for the majority of this period. Mr. Hastings also held various leadership and directorship roles within Marathon entities including Marathon Oil U.K., Marathon Oil North Sea, Marathon International Petroleum, Marathon International Petroleum (Great Britain), and Marathon LNG Marketing LLC. From 1998 to 2003, Mr. Hastings managed overseas business

2011 Director nominees to hold office each with a term expiring at the 2014 Annual Meeting:

Name	Director Since	Other Positions Held with the Company	Age and Business Experience*

development for Marathon Oil within Europe, and within Africa. He was involved with transactions, initial strategy, development, and events leading up to the initiation of the Alvheim, Volund, Vilje project complex held by Marathon Petroleum Norway. He was also involved in strategy formulation and commercial events leading to the acquisition of Marathon assets now further developed and known as Equatorial Guinea LNG. During 1996 to 1998, Mr. Hastings held executive and development roles within the following Marathon U.S. subsidiaries: Marathon Pipeline LLC, Nautilus Pipeline LLC, and Manta Ray Offshore LLC. In these roles, he was instrumental in the development of two pipelines and the associated natural gas processing complexes in Garden City, Louisiana. In the early 1990s, Mr. Hastings played a leadership role in various well connection/new compressor station construction efforts for stranded gas within the western United States. Mr. Hastings is a 1977 graduate of Purdue University, with a B.S. in Industrial Management and also received an M.B.A. in Managerial Finance in 1980 from Indiana University. Age 56.

Mr. Hastings was selected to serve on our Board in light of his substantial experience as our former President and CEO, his history of executive positions at other companies in the oil and gas industry, and his in-depth understanding of our business and the markets in which we operate.

J. Thomas Wilson	2009	President/CEO; Member of the BDC	Mr. Wilson, a former senior consultant to the Company and a resident of Denver, Colorado, was appointed President/CEO effective September 27, 2011, the date of Mr. Hastings’ resignation. Mr. Wilson served as First Vice President of Young Energy Prize S.A. (“YEP”), the Company’s strategic investor, from July 2009 to January 15, 2011. He also served on YEP’s Board of Directors from 2007 to November 2008. He is a veteran in the energy sector with a strong geology and international business development background. During the late 1990s, Mr. Wilson, acting as an advisor, assisted Nikolay Bogachev, another Company

2011 Director nominees to hold office each with a term expiring at the 2014 Annual Meeting:

Name	Director Since	Other Positions Held with the Company	Age and Business Experience*

Director, in building value for the Khantiy Mantsisk Oil Company in partnership with Enterprise Oil (now Shell) and Marathon Oil. During the period 2003 to 2006, Mr. Wilson was also involved with developing Tambeyneftegas, possibly the first Russian LNG liquefaction project, ultimately sold to Gazprom. Earlier, he was a principal in development of new international and domestic projects for Andeman International in Denver, led new international strategy and development for Apache Corporation, and was a Project Manager for Shell Oil. Mr. Wilson has led our recent successful efforts in the transactions with Santos Limited for the sale of our interest in the Mereenie oil and gas field and our purchase of the Palm Valley and Dingo gas fields, all in Australia, and assisted in finalizing the terms of a farm-out arrangement with VAALCO Energy regarding a portion of our interests in the deep formations of the Poplar oil field in Montana. Age 59.

Mr. Wilson was selected to serve on our Board in light of his strong geology background, his extensive employment history with major companies in the energy field, his operational and business development skills with respect to projects such as LNG production and gas development in Europe and Asia, his experience as an investor and entrepreneur in various private oil and gas entities and ventures and in light of his position as the Company’s current President/CEO.

Nikolay V. Bogachev	2009	Member of the BDC	Mr. Bogachev serves as Chairman of the Board and Chief Executive Officer of YEP, which he founded in 2007. During the period 2004 to 2007, Mr. Bogachev was the Chairman and CEO of two related natural gas companies located in Russia, JSC Tambeyneftegas and JSC Yamal LNG. He has been actively involved in the restructuring and financing of companies in the energy sector. He developed KMOC, which was purchased by Marathon Oil Company. He was the developer of Tambeyskoye, a major gas field located in Northwest Siberia, which was purchased by Gazprom-affiliated companies. He has partnered with major oil companies (Repsol

2011 Director nominees to hold office each with a term expiring at the 2014 Annual Meeting:

Name	Director Since	Other Positions Held with the Company	Age and Business Experience*

YPF, Shell, and Petro-Canada) and has broad experience in the Middle East and Africa. Age 58.

Mr. Bogachev was selected to serve on our Board in light of his extensive business and operational experience with oil and gas projects worldwide, particularly in Russia, the Middle East, and Asia, his experience as Chairman and CEO of YEP, and his active involvement in the restructuring and financing of various private entities and ventures in the energy sector.

Directors continuing in office with terms expiring at the 2013 Annual Meeting:

Name	Director Since	Other Positions Held with the Company	Age and Business Experience*
Ronald P. Pettirossi	1997	Chairman of the Audit Committee; Member of the CNG Committee; Member of the Special Transaction Committee (“STC”); Director of MPAL

Mr. Pettirossi has been President of ER Ltd., a consulting company since 1995. Mr. Pettirossi has been a director of MPAL since August 2004. Mr. Pettirossi is a former audit partner of Ernst & Young LLP and worked with public and privately held companies for 31 years. Mr. Pettirossi served on the Board of Directors and as Chair of the Audit Committee of One IP Voice, Inc. (formerly, Farmstead Telephone) from 2003 to 2007. Age 68.

Mr. Pettirossi was selected to serve on our Board in light of his education, professional training, and skills in financial accounting and reporting, including his 31 years of practice with Ernst & Young LLP, his work as a financial consultant and his status as both a CPA and as an “audit committee financial expert.”

Walter McCann	1983	Independent Lead Director of the Board since December 2010; Former Chairman of the Board (2004-2010); Member of the Audit and CNG (Chairman) Committees; Member of the STC; Director of MPAL

Mr. McCann, a former business school dean, was the Chief Executive Officer of Richmond, the American International University, located in London, England, from January 1993 until September 2002. From 1985 to 1992, he was President of Athens College in Athens, Greece. Mr. McCann has been a director of MPAL since 1997. He is a retired member of the Massachusetts Bar. Age 74.

Mr. McCann was selected to serve on our Board in light of his career leading non-profit, educational institutions, his broad knowledge of the Company and MPAL’s management and operations, and his expertise in board leadership and corporate governance.

Directors continuing in office with terms expiring at the 2013 Annual Meeting:

Name	Director Since	Other Positions Held with the Company	Age and Business Experience*
J. Robinson West	2010	Chairman of the Board; Chairman of the BDC

Mr. West is the Chairman, Founder, and Chief Executive Officer of PFC Energy, Inc. (“PFC”), a Washington, D.C.-based consulting firm serving oil and gas companies and governments with 14 offices around the world. Before founding PFC in 1984, Mr. West served in the Reagan Administration as Assistant Secretary of the Interior for Policy, Budget, and Administration (1981-83), with responsibility for U.S. offshore oil policy. Mr. West is currently a member of the National Petroleum Council and the Council on Foreign Relations. He also serves as a director of Key Energy Services, Inc., a rig-based well service company also based in Houston, Texas. Mr. West served as a director of Cheniere Energy, Inc., an operator of onshore LNG receiving terminals and natural gas pipelines based in Houston, Texas from 2001 to 2010 and as a director of Lambert Energy Advisors, a financial advisory firm to the energy industry, which is based in the U.K, from 2002 to 2010. Mr. West received his B.A. degree from the University of North Carolina at Chapel Hill and his J.D. from Temple University. Age 65.

Mr. West was selected to serve on our Board in light of his extensive experience as a consultant to companies in the international oil and gas industries, his U.S. government service related to energy policy matters, and his broad knowledge of board leadership and corporate governance.

Directors continuing in office with terms expiring at the 2012 Annual Meeting:

Name	Director Since	Other Positions Held with the Company	Age and Business Experience*
Donald V. Basso	2000	Member of the Audit and CNG Committees; Member of the STC; Director of MPAL	Mr. Basso served as a consultant and Exploration Manager for Canada Southern Petroleum Ltd. from October 1997 to May 2000. He also served as a consultant to Ranger Oil & Gas Ltd. during 1997. From 1987 to 1997, Mr. Basso served as Exploration Manager for Guard Resources Ltd. Mr. Basso has over 40 years of experience in the oil and gas business in the United States, Canada, and the Middle East. Mr. Basso was elected a director of MPAL in July 2006. Age 74.

Directors continuing in office with terms expiring at the 2012 Annual Meeting:

Name	Director Since	Other Positions Held with the Company	Age and Business Experience*
			Mr. Basso was selected to serve on our Board in light of his extensive career in the oil and gas industry in North America, his expertise as a retired petroleum geologist in exploration and production matters and his work as a consultant in the energy industry.

Robert J. Mollah	2006	Chairman of the Board of Directors of MPAL; Member of the CNG Committee; Member of the STC

Mr. Mollah is a geophysicist with broad petroleum exploration experience, both within Australia and internationally. From 1995 until 2003, Mr. Mollah was the Australian Executive Director of the Timor Gap Joint Authority which covered the administration of petroleum exploration and production activities in the Timor Sea Joint Development Zone between Australia and Indonesia/East Timor. Prior to 1995, he served as a Petroleum Explorationist and Manager with broad experience in the oil and gas business in Australia and Asia. Mr. Mollah has been a director of MPAL since November 2003 and was elected to serve as Chairman of the MPAL Board of Directors in September 2006. Age 70.

Mr. Mollah was selected to serve on our Board in light of his extensive business experience in the Australian and Asian oil and gas industry, particularly with respect to exploration, development and production of offshore resources, his knowledge of Australian government matters, his Board and managerial experience, and his familiarity with Australian corporate governance standards.

*	All of the named companies are engaged in oil, gas or mineral exploration and/or development, except where noted.

Officers are elected annually and serve at the pleasure of the Board. No family relationships exist between any of the Company’s Directors or officers.

Director Compensation and Related Matters

Director Compensation Table

The table below sets forth the compensation paid by the Company and by MPAL to our Directors during the fiscal year ended June 30, 2011.

Company Board Fees – fiscal year 2011 (all amounts shown are in U.S. Dollars ($))

Name	Fees Earned or Paid in Cash (1)(10)	Stock Awards (1)(11)(12)	Option Awards (11)(13)	All Other Compensation (14)	Total ($)
Donald V. Basso (2)	$87,854	$27,450	$25,680	$9,000	$149,984

Nikolay V. Bogachev (3)	$70,000	$0	$0	$9,000	$79,000

William H. Hastings (4)	$0	$0	$0	$0	$0

Walter McCann (5)	$116,487	$27,450	$77,041	$9,000	$229,978

Robert J. Mollah (6)	$66,379	$27,450	$25,680	$58,464	$177,973

Ronald P. Pettirossi (7)	$175,487	$27,450	$25,680	$9,000	$237,617

J. Robinson West (8)	$57,133	$27,450	$256,803	$9,000	$350,386

J. Thomas Wilson (9)	$42,550	$27,450	$308,164	$153,000	$531,164

(1)        All Directors other than Mr. Hastings received an annual base retainer of $35,000 for their board service during fiscal year 2011. Under the terms of the Board’s compensation policy for non-employee Directors adopted on May 27, 2009 and as amended and restated through July 1, 2011, each non-employee Director other than Mr. Bogachev may receive an annual award of shares of Common Stock under Section 9 of the Company’s Stock Incentive Plan (the “Stock Incentive Plan”) with a value equal to $35,000, with the determination of the exact number of shares to be made on July 1st or on the date of the subsequent annual shareholder meeting (“Stock Award”). In either case, the number of shares to be awarded shall be determined using the fair value of the shares on July 1 as set forth in the Stock Incentive Plan. The number of shares for each Director award pursuant to such Section 9, however, will be subject to a maximum annual cap of 15,000 shares. Any difference between the value of the equity award shares and $35,000 will be added back to the amount of the Board member cash retainer paid each year (“Make-Up Payment”). On July 1, 2011, the CNG Committee recommended and the Board approved an amendment to the policy to provide an annual cash award alternative to the annual Stock Award whereby a non-employee Director may elect to receive $35,000 in cash to exercise Common Stock options previously awarded under the Plan, the exercise price of which is at least equal in value to the Common Stock eligible for receipt by the Director pursuant to the Stock Award (with the difference in the value of the options and $35,000 to be paid in cash, also a Make-Up Payment). Mr. Bogachev receives an additional cash payment of $35,000 because he is not eligible to receive an annual Stock Award under the Stock Incentive Plan.

(2)        Amounts reported include: Mr. Basso’s annual retainer of $35,000, a $10,000 fee for service on the Audit Committee, an $8,000 fee for service on the CNG Committee, a $7,550 Make-Up Payment under the Company’s non-employee Directors’ compensation policy, a $9,000 medical reimbursement and $27,304 (or (AUS)$27,600) for MPAL Board of Directors’ fees shown in the table contained in footnote (10) below. For purposes of this note, all (AUS)$ amounts referenced were converted into U.S. dollars using an exchange rate of 1 AUS dollar = $.9893 which was the average AUS-to-USD exchange rate for the fiscal year ended June 30, 2011.

(3)        Amounts reported include: Mr. Bogachev’s annual retainer of $70,000 and a $9,000 medical reimbursement. Mr. Bogachev does not receive an annual Stock Award because he is not eligible to receive equity awards under the Stock Incentive Plan.

(4)        As President and CEO of the Company during the fiscal year ended June 30, 2011, Mr. Hastings was not paid any cash or other compensation by the Company or MPAL. Mr. Hastings compensation is detailed in the Summary Compensation Table and in the Compensation Discussion and Analysis below.

(5)        Amounts reported include: Mr. McCann’s annual retainer of $35,000, a $25,000 fee for service as Chairman of the Board for the period of July 1, 2010 through December 8, 2010 and as Lead Independent Director for the period July 1, 2011 through June 30, 2011, a $10,000 fee for service as Chair of the CNG Committee, a $10,000 fee for service on the Audit Committee, a $7,550 Make-Up Payment, a $9,000 medical reimbursement and $28,937 (or (AUS)$29,250) for the MPAL Board of Directors’ fees shown in the table contained in footnote (10) below. For purposes of this note, all (AUS)$ amounts referenced were converted into U.S. dollars using an exchange rate of 1 AUS dollar = $.9893 which was the average AUS-to-USD exchange rate for the fiscal year ended June 30, 2011.

(6)        Amounts reported include: Mr. Mollah’s annual retainer of $35,000, a $8,000 fee for service on the CNG Committee, a Make-Up Payment of $7,550, a $9,000 medical reimbursement and the MPAL Board fees as follows: (i) $15,829 (or (AUS)$16,001) for services as an MPAL director and as Chairman of MPAL’s Board of Directors and (ii) MPAL’s payment of $49,464 (or (AUS) $49,999) for Mr. Mollah’s benefit to a superannuation fund in Australia selected by Mr. Mollah, which is similar to an individual retirement plan account. For purposes of this note, all (AUS)$ amounts referenced were converted into U.S. dollars using an exchange rate of 1 AUS dollar = $.9893 which was the average A-to-USD exchange rate for the fiscal year ended June 30, 2011.

(7)        Amounts reported include: Mr. Pettirossi’s annual retainer of $35,000, a $16,000 fee for service as Chair of the Audit Committee, an $8,000 fee for service on the CNG Committee, a $7,550 Make-Up Payment, a $9,000 medical reimbursement and $28,937 (or (AUS) $29,250) for the MPAL Board of Directors’ fees shown in the table contained in footnote (10) below. Upon the recommendation of the CNG Committee, the Board, at its meetings on December 7-8, 2010, approved an $80,000 cash award to Mr. Pettirossi to: (i) recognize his leadership role on the Special Transaction Committee (see “Special and Ad Hoc Board Committees – Special Transaction Committee”, below), which was appointed by the Board on April 5, 2010 to review and negotiate several financing proposals on behalf of the Company initiated by Mr. Bogachev and by others, and in which Mr. Bogachev had a financial interest; (ii) acknowledge Mr. Pettirossi’s ongoing potential to contribute to the success of the Company; (iii) encourage Mr. Pettirossi to remain as a Director of the Company for the long-term; and (iv) provide a cash incentive for Mr. Pettirossi to expend his maximum effort for the growth and success of the Company. For purposes of this note, all (AUS)$ amounts referenced were converted into U.S. dollars using an exchange rate of 1 AUS dollar = $.9893 which was the average AUS-to-USD exchange rate for the fiscal year ended June 30, 2011.

(8)        Amounts reported include: Mr. West’s annual retainer of $35,000, a $14,583 fee for service as the Chairman of the Board for the period of December 8, 2010 through June 30, 2011, a $7,550 Make-Up Payment and a $9,000 medical reimbursement.

(9)        Amounts reported include: Mr. Wilson’s annual retainer of $35,000, a $7,550 Make-Up Payment, consulting fees of $144,000 and a $9,000 medical reimbursement.

(10)        Each of Messrs. Basso, McCann, Mollah and Pettirossi was paid, consistent with prior years, cash fees directly by MPAL for their service on the MPAL Board of Directors during the fiscal year. In addition, Messrs. Mollah and Pettirossi also served on the MPAL Audit Committee during fiscal year 2011. All (AUS)$ amounts shown in the table below have been included in the table above after having been converted to U.S. Dollars ($) using an exchange rate of 1 AUS dollar = $.9893 which was the average AUS-to-USD exchange rate for the fiscal year ended June 30, 2011.

MPAL Board Fees – fiscal year 2011 (all amounts shown in this table are in (AUS)$)

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Donald V. Basso	$27,600	$0	$27,600

William H. Hastings	$0	$0	$0

Walter McCann	$29,250	$0	$29,250

Robert J. Mollah	$16,001	49,999	$66,000

Ronald P. Pettirossi	$29,250	$0	$29,250

(11)        The amounts shown in the “Stock Award” and “Option Award” columns represent the aggregate grant date fair value of the equity awards made during the fiscal year ended June 30, 2011, calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718. As of June 30, 2011, our Directors held the following unexercised stock option awards (whether or not exercisable) and unvested restricted stock awards:

Unexercised Stock Options and Unvested Restricted Stock Awards as of June 30, 2011

Name	Unexercised Stock Options	Unvested Restricted Stock Awards
Donald V. Basso	125,000	-0-

Nikolay V. Bogachev	-0-	-0-

William H. Hastings	2,712,500	-0-

Walter McCann	175,000	12,500

Robert J. Mollah	125,000	-0-

Ronald P. Pettirossi	103,125	-0-

J. Robinson West	250,000	41,667

J. Thomas Wilson	687,500	50,000

(12)        On December 8, 2010, an annual Stock Award of 15,000 shares was awarded to each of Messrs. Basso, McCann, Mollah and Pettirossi under Section 9 of the Stock Incentive Plan.

(13)        On March 31, 2010, awards of 300,000, 250,000, 75,000, 25,000, 25,000 and 25,000 non-qualified stock options were made to Messrs. Wilson, West, McCann, Mollah, Pettirossi, and Basso, respectively, pursuant to the Stock Incentive Plan. The stock options (a) have an exercise price of $2.24 per share, (b) will expire on April 1, 2020; and (c) were expressly conditioned upon the receipt of shareholder approval of the replenishment of the Stock Incentive Plan which was obtained at the December 8, 2010 annual shareholders’ meeting. Because of this approval condition, under ASC Topic 718, the “grant date” of these option awards was December 8, 2010.

(14)        Amounts reported include medical reimbursement payments. Under the Company’s medical reimbursement plan for all outside Directors, the Company reimbursed certain Directors the cost of their medical premiums, up to $750 per month. During fiscal year 2011, the aggregate cost of this reimbursement plan was $63,000.

Non-Employee Directors’ Compensation Policy

Non-employee Directors of the Board receive annual compensation as set forth in the table below. With the exception of the compensation for the Lead Independent Director, the following compensation amounts took effect on July 1, 2009 and reflect the results of the CNG Committee’s compensation study undertaken in 2008. The CNG Committee and the Board created the position of Lead Independent Director at their December 7-8, 2010 meetings and approved an annual salary of $25,000 for that position.

Compensation Type	Amount
Annual Board Member, cash retainer	$35,000
Annual Stock Award	$35,000	(1)
Chairman of the Board, cash fee	$25,000
Lead Independent Director, cash fee	$25,000
Chairman of the Audit Committee, cash fee	$16,000
Chairman of the CNG Committee, cash fee	$8,000
Member of the Audit Committee, cash fee	$10,000
Member of the CNG Committee, cash fee	$8,000

(1)	See Note 1 to the Director Compensation Table above.

Medical Reimbursement Plan

Under the Company’s medical reimbursement plan for all outside Directors, the Company reimbursed certain Directors the cost of their medical premiums, up to $750 per month. During fiscal year 2011, the aggregate cost of this reimbursement plan was $63,000.

Share Ownership Guidelines

In conjunction with the revised compensation policy for non-employee Directors, the Board also adopted share ownership guidelines for the non-employee Directors. Under the guidelines, each non-employee Director will be required to own a minimum of 100,000 shares of the Company’s Common Stock. For all Directors serving on the Board since 2009, the guidelines must be satisfied by July 1, 2013. Messrs. West, a Director since 2010, McCann and Pettirossi are already in compliance with the share ownership guidelines. Shares purchased in the open market and shares received by Directors as annual equity awards under Section 9 of the Stock Incentive Plan may be credited toward the satisfaction of the ownership guideline.

CORPORATE GOVERNANCE

Director Independence

The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “MPET.” NASDAQ listing rules require that a majority of the Company’s Directors be “independent directors” as defined by NASDAQ corporate governance standards. Generally, a Director does not qualify as an independent director if the Director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company.

The Board is currently comprised of eight Directors: Donald V. Basso, Nikolay V. Bogachev, William H. Hastings, Walter McCann, Robert J. Mollah, Ronald P. Pettirossi, J. Robinson West, and J. Thomas Wilson. The Board has made its annual determination regarding the independence of its members, concluding that each of Messrs. Basso, Bogachev, McCann, Mollah, Pettirossi, and West are “independent” for purposes of NASDAQ listing standards, and that each of the three members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. The Board also determined that: (i) Mr. Hastings could not, in light of his service as the Company’s current Senior Advisor for Business Development and as its former President and CEO from December 11, 2008 through September 27, 2011, be considered an “independent director” under NASDAQ listing standards; and (ii) Mr. Wilson could not, in light of his current position as the Company’s President and Chief Executive Officer, the February 2, 2009 award of 387,500 stock options and his July 9, 2009 consulting agreement with the Company and payments thereunder made prior to his appointment as President/CEO, be considered an “independent director” under NASDAQ listing standards. The Board based these determinations primarily on a review of Company records and the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business. With respect to Mr. West, the Board considered the following factors in establishing his status as an independent director under NASDAQ listing rules: (i) the consulting relationship between Mr. West’s firm, PFC Energy, Inc., and the Company during the fiscal years ended June 30, 2010 and 2011 (see “Certain Relationships and Related Person Transactions – Consulting Relationship with PFC Energy, Inc.,” below); and (ii) Mr. West’s service as a non-employee director of Lambert Energy Advisors, a financial advisory firm to the energy industry which is based in London, U.K., which was retained by MPAL in 2010, the Company’s subsidiary, to conduct an advisory assignment with respect to certain of MPAL’s assets owned in the U.K.

Board Leadership Structure; Executive Sessions

From 2004 to December 2008, the Company employed a President/CEO who did not serve on the Board. The Company’s prior President/CEO, William H. Hastings, was elected to the Board in December 2008, concurrent with his appointment as President/CEO. Mr. Hastings served as our President/CEO until stepping aside on September 27, 2011 due to the Board’s decision to relocate the Company headquarters to Denver, Colorado from Portland, Maine. The Company’s current President/CEO, J. Thomas Wilson, a

Director of and former senior consultant to the Company and a resident of Denver, Colorado was appointed President/CEO effective September 27, 2011, the date of Mr. Hastings’ resignation. Subject to Messrs. Bogachev’s, Hastings’ and Wilson’s election as Directors pursuant to Proposal 1, Messrs. Bogachev, Hastings and Wilson will continue to serve on the Board.

J. Robinson West, who has served on our Board since 2010, has served as the independent Chairman of the Board since December 8, 2010. Walter McCann, a Board member since 1983, served as independent Chairman of the Board from July 1, 2004 through December 8, 2010. As of December 8, 2010, the Board elected Mr. McCann as the Board’s Lead Independent Director. As Lead Independent Director, Mr. McCann is responsible for (i) presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors; (ii) serving as liaison between the Chairman and the independent Directors as appropriate; (iii) reviewing information and meeting agendas to be sent to the Board; (iv) calling meetings of the independent Directors, if appropriate; and (v) any other matters that may arise consistent with these responsibilities and effective corporate governance.

As set forth above, the separate roles of Chairman and of President/CEO are not held by the same person. The division of responsibilities between the roles of Chairman and President/CEO are based upon an ongoing understanding between President/CEO and the full Board. The Board exercises independent oversight over the Company. In accordance with NASDAQ listing rules, our independent Directors meet at least two times per year in executive session, without management present. The executive sessions are presided over by the Chairman of the Board, or in his absence, the Lead Independent Director.

The Board believes that having different personnel serving in the roles of President/CEO and Chairman, together with a strong Lead Independent Director, is in the best interest of shareholders because it provides the appropriate balance between Company and industry expertise in strategy development and independent oversight of management. Mr. McCann, as the Lead Independent Director, also serves as the Chairman of the CNG Committee and as a member of the Audit Committee.

Board Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, and strategic and reputational risks. The full Board or an appropriate committee receives these reports from the appropriate executive so that it may understand and oversee the strategies to identify, manage, and mitigate risks. When it is a committee receiving the report, the chairman of that committee makes a report on the discussion to the full Board of Directors at its next meeting. The Board’s CNG Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, legal, and regulatory risks. The CNG Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest, in conjunction with a special committee of Directors, if constituted from time to time.

Standards of Conduct and Business Ethics

We previously adopted Standards of Conduct for the Company (the “Standards”). The Board amended the Standards in August 2004. A copy of the Standards was filed as Exhibit 14 to the Company’s Form 10-K for the fiscal year ended June 30, 2006. The Standards summarize the compliance and ethical standards and expectations we have for all of our officers, Directors, and employees, including our President/CEO and senior financial officers, with respect to their conduct in connection with our business. Our code of business conduct and ethics constitutes our code of ethics within the meaning of Section 406 of the Sarbanes Oxley Act of 2002 and the NASDAQ listing standards. Under the Standards, all Directors, officers, and employees (“Employees”) must demonstrate a commitment to ethical business practices and behavior in all business relationships, both within and outside of the Company. All Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company’s business. Any waivers of or changes to the Standards must be approved by the Board and appropriately disclosed under applicable law and regulation.

The Company’s Standards are available on the Company’s website at http://www.magellanpetroleum.com, under the heading “Corporate Profile – Governance.” It is our intention to provide disclosure regarding waivers of or amendments to the Standards by posting such waivers or amendments to the website in the manner provided by applicable law.

Standing Board Committees

The standing committees of the Board are the Audit Committee, which is comprised of Messrs. Basso, McCann, and Pettirossi (Chairman) and the CNG Committee, which is comprised of Messrs. McCann (Chairman), Basso, Pettirossi, and Mollah. During fiscal year 2011 and currently, none of Messrs. Hastings, Bogachev, West or Wilson serve as a member of any formal standing committee of the Board. As discussed below under the heading “Special and Ad Hoc Committees,” the Board authorized committees to perform certain specified functions during the fiscal year ended June 30, 2011.

The election of Messrs. Bogachev and Wilson to our Board became effective on July 9, 2009, in connection with the completion of YEP’s strategic investment in the Company. During the fiscal year ended June 30, 2011, neither Mr. Bogachev nor Mr. Wilson were members of the two formal standing committees of the Board. Though not currently serving as a member of any standing committee of the Board, pursuant to YEP’s Securities Purchase Agreement with the Company dated as of February 9, 2009, as amended, both Mr. Bogachev and Mr. Wilson may elect to be designated as members of the Board’s Audit Committee and CNG Committee, respectively, provided that each of them, respectively, satisfies all established requirements for membership on these two Committees. Since the Board has determined that Mr. Wilson is not independent, he may not serve on the Audit Committee or the CNG Committee.

Board and Committee Meetings Held During the 2011 Fiscal Year

Seventeen meetings of the Board of Directors, eight meetings of the Audit Committee and eight meetings of the CNG Committee were held during the fiscal year ended June 30, 2011. During the fiscal year ended June 30, 2011, no Director attended less than 75% of the aggregate number of meetings held by the Board and the committees on which he served.

Audit Committee

The Company’s Board of Directors maintains an Audit Committee that is currently composed of the following Directors: Messrs. Basso, McCann, and Pettirossi (Chairman). The functions of the Audit Committee are set forth in its written charter which was most recently amended in February 2011 (the “Audit Charter”). The Audit Charter is also posted on the Company’s website, http://www.magellanpetroleum.com, under the heading “Corporate Profile – Governance.”

Under its charter, the Audit Committee is responsible for assisting the Board in overseeing the integrity of the Company’s financial statements including: (1) selecting, evaluating and, where appropriate, replacing the Company’s independent registered public accounting firm (the “Outside Auditor”); (2) approving the level of compensation of the Outside Auditor; (3) providing oversight of the work of the Outside Auditor (including resolution of disagreements between management and the Outside Auditor regarding financial reporting); (4) preapproving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company (or its subsidiaries) by the Outside Auditor, subject to certain de minimis exceptions for non-audit services; (5) assessing the Outside Auditor’s independence on an annual basis; and (5), reviewing with the Outside Auditor and management the adequacy and effectiveness of the accounting and internal controls over financial reporting of the Company. The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities.

The Board has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the SEC and the NASDAQ Stock Market, Inc., that each of the members of the Audit Committee is financially literate, and that Mr. Pettirossi is an “audit committee financial expert”, as such term is defined under SEC regulations, by virtue of having the following attributes through relevant education and/or experience:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

(iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) an understanding of internal controls and procedures for financial reporting; and

(v) an understanding of audit committee functions.

As described in the Audit Committee’s written charter, the Audit Committee maintains and oversees procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing, or other matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing, or other matters.

Compensation, Nominating and Governance Committee

The CNG Committee is comprised of Messrs. McCann (Chairman), Basso, Mollah and Pettirossi. The functions of the CNG Committee are set forth in its written charter, which was initially adopted on May 27, 2009, and revised on December 9, 2009 (the “CNG Charter”). The CNG Charter is posted on the Company’s website, http://www.magellanpetroleum.com, under the heading “Corporate Profile – Governance.”

Under its charter, the CNG Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including: (a) determining and recommending to the Board for its approval the compensation of Mr. Wilson, our President/CEO, and the Company’s other executive officers; (b) reviewing and recommending to the Board for its approval management incentive compensation policies and programs, and exercising discretion in the administration of such programs; and (c) reviewing and recommending to the Board for its approval equity compensation programs for Directors, officers, employees and consultants, and exercising discretion in the administration of such programs, including the Stock Incentive Plan. The CNG Committee’s governance and nominating duties include, among other things: (i) developing and recommending to the Board the criteria for membership on the Board and identifying, screening, and reviewing individuals qualified to serve as Directors, based on such membership criteria; (ii) recommend to the Board candidates for nomination for election or re-election by the shareholders; (iii) review annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities; (iv) review and recommend to the Board adoption of governance policies and principles for the Company; (v) review annually the relationships between Directors, the Company and members of management and recommend to the Board whether each Director qualifies as “independent” under all applicable SEC, NASDAQ and other independence rules; and (iv) monitoring and recommending the functions of the various committees of the Board.

As more fully described under the heading “Compensation Discussion and Analysis” below, the Company’s 2011 executive officers referenced herein include: Mr. Hastings, our President and CEO during fiscal year 2011; Mr. Antoine J. Lafargue, our Chief Financial Officer/Treasurer since August 2, 2010; and Ms. Susan M. Filipos, our Controller and former Interim Chief Financial Officer from May 3, 2010 until August 2, 2010 (collectively, the “Named Executive Officers” or “NEOs”).

The Board, acting upon recommendations of the CNG Committee, is ultimately responsible for determining the types and amounts of compensation paid to the Company’s NEOs. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to an executive officer’s compensation levels is warranted, in light of the attainment of these performance objectives. The CNG Committee has the authority to retain outside consultants to assist the Committee in performing its responsibilities under its charter.

During the fiscal year ended June 30, 2011, none of our NEOs determined or approved any element or component of his or her own base salary or any other aspects of his or her own compensation. The President/CEO, may participate in the current and future fiscal years in recommending the amount or form of compensation to be paid to the Company’s executive officers who report to him.

Special and Ad Hoc Board Committees

During the fiscal year ended June 30, 2011, the Board established certain special and ad-hoc committees, as described below.

Special Transaction Committees

Due to the conflicting interests of certain Directors resulting from their positions with or financial interest in counterparties to transactions involving the Company, the Board appointed the STC to provide an independent forum for the consideration of the following matters. Messrs. Basso, McCann, Mollah and Pettirossi were appointed to serve on the Committee and no member had any interest, financial or otherwise, in these transactions. Each of the transactions is described in greater detail under the heading “Certain Relationships and Related Person Transactions” in this Proxy Statement.

•

In April 2010, the Board authorized the STC to consider a second equity financing transaction (“Equity Financing”) between the Company and YEP, the Company’s strategic investor (see “Certain Relationships and Related Person Transactions—Second YEP Equity Investment,” below). Messrs. Bogachev and Wilson were each conflicted based on their positions with and financial interest in YEP. The STC retained independent legal counsel and also an investment banking firm to assist the STC in its assessment of the financial aspects of the Equity Financing. The investment banking firm also provided a written opinion to the Company that the terms of the Equity Financing were fair, from a financial point of view, to the Company. The STC reviewed such other information that it deemed necessary to conduct an evaluation of the Equity Financing and conducted meetings during the period of May through August 2010. At its meeting held on August 2, 2010, the STC approved the Equity Financing. At its meeting held on August 2, 2010, the Board approved the issuance of shares of the Company’s common stock pursuant to the terms of the Equity Financing and the requirements of Delaware law. The STC later approved, and recommended that the Board approve, several amendments to the transaction terms.

•

The Board subsequently expanded the authority of the STC to review and consider other financing proposals submitted by Mr. Bogachev as well as those entities in which Mr. Bogachev and/or his affiliates may be involved and which related to MPAL intended purchase of Santos Offshore Pty Ltd.’s (“Santos”) 40% interest in the Evans Shoal gas field (“Evans Shoal Transaction”). Pursuant to this expanded authority, the STC reviewed and considered the terms of additional financing proposed by YEP to satisfy MPAL’s funding requirements for the Evans Shoal Transaction (“Additional YEP Financing”) (see “Certain Certain Relationships and Related Person Transactions – Additional YEP Financing,” below). The STC retained independent legal counsel and considered such other information that it deemed necessary to conduct an evaluation of the Additional Financing and conducted meetings during the period of September 2010 through February 2011. At the Committee’s February 17, 2011 meeting, the STC approved, and recommended that the Board approve, the terms of the Additional YEP Financing.

•

In July 2011, the Board authorized the STC to consider the purchase by the Company of all of the outstanding membership interests in Nautilus Technical Group, LLC (“Nautilus Tech”) and Eastern Rider, LLC (“Eastern”), each Colorado limited liability companies (“Nautilus Transaction”) (see “Certain Certain Relationships and Related Person Transactions – Nautilus Transaction,” below). Mr. Wilson was conflicted based on his financial interest in Nautilus Tech and Eastern. The STC retained independent legal counsel and also an investment banking firm to assist the STC in its assessment of the financial aspects of the transaction. The STC reviewed such information that it deemed necessary to conduct an evaluation of the Nautilus Transaction and conducted meetings during August 2011. At its meeting held on August 24, 2011, the STC approved the Nautilus Transaction and at its meeting held on August 26, 2011, the Board approved the Nautilus Transaction.

Business Development Committee

At a meeting held on May 11, 2010, the Board authorized the formation of an ad hoc, advisory committee named the Business Development Committee. This committee is currently comprised of Messrs. Hastings, Wilson, Bogachev and West (Chairman) and was authorized by the Board to provide a means for management to capitalize on the industry experience of Board members in connection with the identification and evaluation and monitoring of business opportunities on behalf of the Company. The specific functions of the Business Development Committee are set forth in its written charter, which was approved in November 2010. Pursuant to the charter, the Committee shall meet regularly and report back to the full Board on its work. Members of the Business Development Committee receive no additional compensation for their service on this ad hoc Committee.

Communications with Directors

Any shareholder wishing to communicate with the Board generally, Mr. West, Chairman of the Board, Mr. McCann, our Lead Independent Director, or another Board member, may do so by contacting the Corporate Secretary at the address, telephone number, facsimile number, or e-mail address listed below:

Magellan Petroleum Corporation

7 Custom House Street, 3rd Floor

Portland, Maine 04101

Attention: Corporate Secretary

telephone: (207) 619-8500

facsimile: (207) 553-2250

website: http://www.magellanpetroleum.com

electronic mail: info@magellanpetroleum.com

All communications will be forwarded to the Board, Mr. West, Mr. McCann or another Board member, as applicable. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Shareholders also may communicate with management by contacting the Corporate Secretary using the above contact information.

In light of the Company’s plans to relocate its headquarters from Portland, Maine to Denver, Colorado, shareholders should verify the current contact information of the Corporate Secretary prior to initiating a communication with the Company by visiting the Company’s website at http://www.magellanpetroleum.com.

Director Attendance at Annual Meetings

All but one Director attended the last Annual Meeting of Shareholders held on December 8, 2010. All current Directors are expected, but not required, to attend the 2011 Annual Meeting of Shareholders.

The Board Nomination Process

The CNG Committee identifies Director nominees based primarily on recommendations from management, Board members, shareholders, and other sources. The CNG Committee identifies nominees who possess qualities such as personal and professional integrity, sound business judgment, and petroleum industry or financial expertise. Because of the small size of the Company and the Board, in lieu of a formal written policy, the Board and the CNG Committee believe that it is important to consider diversity for Board and management positions and also that it is essential that diverse viewpoints are represented on the Board. Accordingly, the Board and the CNG Committee consider the age and diversity of individual candidates (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making their selections for nominees to the Board.

The Company requires that a majority of the Directors meet the criteria for independence required under applicable laws and regulations and NASDAQ listing standards. Accordingly, the Board considers the applicable NASDAQ independence standards as part of its process in evaluating Director nominees. In accordance with these standards, an independent Director must be determined by the Board to be free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Finally, the Board also evaluates other factors that it may deem are in the best interests of the Company and its shareholders. The Board does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for Director positions.

Because of the small size of the Company and the Board, in lieu of a formal written policy, the Board and CNG Committee will consider any Director candidates recommended to the Board by shareholders. All candidates submitted by shareholders or a shareholder group will be reviewed and considered in the same manner as all other candidates. Shareholders who wish to recommend a prospective Director nominee for consideration by the Board at the 2012 Annual Meeting of Shareholder must notify the Corporate Secretary in writing at the Company’s offices at 7 Custom House Street, 3rd Floor, Portland, Maine 04101 no later than October 7, 2011. In light of the Company’s decision to relocate its headquarters from Portland, Maine to Denver, Colorado, shareholders should verify the current contact mailing address of the Corporate Security prior to submitting Director nominees for consideration by the Board by visiting the Company’s website at http://www.magellanpetroleum.com.

The Corporate Secretary will pass all such shareholder recommendations on to the Board for its consideration. Any such recommendation should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Board to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above. A shareholder or shareholder group that nominates a candidate for the Board will be informed of the status of his/her/its recommendation after it is considered by the Board. No shareholder nominations were received by the Board during the Company’s fiscal year ended June 30, 2011.

If a shareholder wishes to nominate a candidate for election to the Board at the 2012 Annual Meeting of Shareholders, he or she must follow the rules contained in Article II, Section 2.2 of the Company’s By-Laws, described below under the heading “Shareholder Proposals.”

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on copies of forms received by it, or written representations from certain reporting persons that no such filings were required for those persons, the Company believes that during the fiscal year ended June 30, 2011, its executive officers, Directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except as follows: (i) on July 29, 2010, Nikolay Bogachev, a Director of the Company, reported the disposition (through ECP Fund, SICAV-FIS) of 60,500 shares of the Company’s Common Stock on July 22, 2010 and 43,826 shares of the Company’s Common Stock on July 23, 2010; (ii) on September 8, 2010, Mr. Bogachev reported the disposition (through ECP Fund, SICAV-FIS) of 5,723 shares of the Company’s Common Stock on August 18, 2010 and 53,361 shares of the Company’s Common Stock on August 23, 2010; (iii) on October 6, 2010, Mr. Bogachev reported the disposition (through ECP Fund, SICAV-FIS) of 12,100 shares of the Company’s Common Stock on September 24, 2010 and 62,315 shares of the Company’s Common Stock on September 28, 2010; and (iv) on December 9, 2010, Mr. Bogachev reported the disposition (through the ECP Fund, SICAV-FIS) of 712,085 shares of the Company’s Common Stock on November 5, 2010.

Certain Relationships and Related Person Transactions

The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related-party transactions can present a heightened risk of potential or actual conflicts of interest.

The Company has adopted Standards of Conduct (the “Standards”), a copy of which is located on the Company’s website, http://www.magellanpetroleum.com, under the heading “Corporate Profile—Governance,” which address conflicts of interest and related-party transaction matters. The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest. Therefore, as a general matter, and in accordance with the Company’s Standards, it is the Company’s preference to avoid such transactions. The Company recognizes, however, that the exercise of judgment is required in determining the applicability of the Company’s Standards to any given situation. Accordingly, to the extent that a related-party transaction with a member of the Board or an executive officer is presented for consideration, it is Company policy to have the Board, and/or a designated committee thereof, review and approve the transaction. It is the practice of the Board and/or its designated committee to only approve a transaction with a related-party if the Board or committee finds that the transaction is in the best interests of the Company and its shareholders.

Moreover, annually, the Corporate Secretary obtains responses of the Directors and executive officers to questions regarding the employment of family and other relationships to assist the Board in identifying potential conflicts of interest. Based on these reviews, the Board has determined that, other than as set forth below, the Company did not engage in any transactions with related-parties during the fiscal year ended June 30, 2011 or up to the date of this Proxy Statement which would require disclosure under Item 404 of Regulation S-K. Certain transactions described below between the Company and entities controlled by Nikolay Bogachev, a Director of the Company, and J. Thomas Wilson, the Company’s President/CEO since September 27, 2011 and a Director, were considered and approved by a special committee of the Board, discussed above under the heading “Special and Ad Hoc Board Committees.”

The September 2, 2011 transaction relating to Nautilus Poplar LLC (“Nautilus”) and the transactions involving Mr. Bogachev described below were considered and approved by the Board’s STC due to potentially conflicting interests between the Company and Mr. Wilson, the Company’s President/CEO since September 27, 2011 and a Director since 2009, and Mr. Bogachev, another Director, respectively. The STC provided an independent forum for the consideration of these transactions. Messrs. Basso, McCann, Mollah and Pettirossi were appointed to serve on the STC and no member of the STC had any personal interest, financial or otherwise (other than as a Director of the Company), in these transactions.

Agreements with J. Thomas Wilson

On July 9, 2009, the Company entered into a three-year consulting agreement with J. Thomas Wilson containing the following terms:

•	Mr. Wilson provides management and geologic expertise and experience in support of the principal activities of the Company’s senior management, on an “as needed” non-substantial periodic basis;

•	Mr. Wilson is available to support special projects of the Company and to devote substantial amounts of time to such special projects;

•

Other than reimbursement of his reasonable out-of-pocket expenses in rendering such services, Mr. Wilson does not receive cash compensation for his non-substantial periodic services. In the event that the Company requests Mr. Wilson to perform substantial services devoted to special projects, he will receive cash compensation of $1,000 per day for such services; and

•

Mr. Wilson was granted, as of February 2, 2009, non-qualified stock options to purchase 387,500 shares of the Company’s Common Stock at an exercise price of $1.20 per share (with a corresponding reduction in the options granted to Mr. Hastings on December 11, 2008), of which options to acquire 262,500 shares will vest ratably based on the continued consulting services of Mr. Wilson over a three-year period and 125,000 shares will vest based on the same performance criteria as apply to the options granted by the Company to Mr. Hastings on December 11, 2008 (which options vested on March 3, 2010).

Mr. Wilson’s consulting agreement and two option award agreements, each dated July 9, 2009, were attached as Exhibits 10.4, 10.5 and 10.6, to the Company’s current report on Form 8-K filed on July 14, 2009. Mr. Wilson received $144,000 in cash compensation pursuant to his consulting agreement with the Company during fiscal year 2011. Due to Mr. Wilson’s recent appointment as the Company’s President/CEO, the Company and Mr. Wilson are working to terminated the agreement. Until the agreement is terminated, Mr. Wilson has agreed to not charge fees thereunder for any services he renders to the Company after his appointment as President/CEO.

Nautilus Transaction

On September 2, 2011, the Company entered into a Purchase and Sale Agreement (“Nautilus PSA”) with the members of Nautilus Tech and Eastern (the members of Nautilus Tech and Eastern individually a “Nautilus Seller” and, collectively, the “Nautilus Sellers”), to acquire all of the membership interests in Nautilus Tech and Eastern, each a Colorado limited liability company. Prior to entering into the Nautilus PSA, the Company owned an 83.5% ownership interest in Nautilus, a Montana limited liability company, alongside Nautilus Tech and Eastern, which owned 10% and 6.5% membership interests, respectively. Following the acquisition of the Nautilus Sellers’ membership interests in Nautilus Tech and Eastern (“Nautilus Transaction”), the Company, indirectly, owns 100% of the membership interests in Nautilus. In addition, as a result of the Nautilus Transaction, the Company acquired an additional 14.3% working interest in the East Poplar Unit and Northwest Poplar Field (collectively, “Poplar Field”) and now owns either directly or indirectly through Nautilus, 100% of the East Poplar Unit and 78.65% of the Northwest Poplar Field. The Nautilus Sellers include Mr. Wilson, a Director (and President and CEO of the Company as of September 27, 2011), Monty Hoffman, a consultant to Nautilus, and Wayne Kahmeyer, the controller of Nautilus (each a “Related Seller”) as well as certain other persons.

The Company paid $4.0 million in cash to the Nautilus Sellers at closing and issued approximately $2.0 million worth of new shares of Common Stock to acquire the Nautilus Sellers’ membership interests in Nautilus Tech and Eastern (and their estimated combined 14.3% interest in the Poplar Field). The cash consideration was paid to the Nautilus Sellers upon the execution of the Nautilus PSA. The $2.0 million worth of Common Stock, less certain debt owed to the Company by Nautilus, Nautilus Tech and Eastern and certain costs equaling approximately $0.3 million, were issued on September 23, 2011 (“Issuance Date”). Pursuant to this formula, a total of 1,182,742 shares of Common Stock was issued to the Nautilus Sellers on the Issuance Date. The number of shares of Common Stock issued to each Nautilus Seller was determined by dividing the total share consideration allocated to the Nautilus Seller under the Nautilus PSA by, in the case of a Related Seller, the greater of (i) the NASDAQ consolidated closing bid price of a share of the Common Stock on the business day immediately preceding the Nautilus PSA execution date; and (ii) the NASDAQ official closing price of a share of the Company’s Common Stock on the earlier of the business day that was two business days following the date on which the Company’s Form 10-K for the year ending June 30, 2011 was filed with the SEC and September 22, 2011 (“NASDAQ Closing Price”). In the case of a Nautilus Seller that is not a Related Seller, the Company delivered shares of Common Stock as determined by dividing the total share consideration allocated to that Nautilus Seller by the NASDAQ Closing Price. All shares of Common Stock sold pursuant to the Nautilus Transaction were registered in the name of the Nautilus Sellers and were not registered under the Securities Act of 1933, as amended (“Securities Act”).

The Nautilus PSA includes two future production payments to the Nautilus Sellers. The first production payment of $2.0 million is payable to the Nautilus Sellers when the 60-day rolling average for production of the Poplar Field has reached 1,000 barrels of oil equivalent per day as set forth in Nautilus’ Reports of Production to the Board of Oil and Gas Conservation of the State of Montana (the “Reports”). The second production payment in the amount of $3.0 million will be paid to the Nautilus Sellers when the 60-day rolling average for production of the Poplar Field has reached 2,000 barrels of oil equivalent per day as per the Reports.

Mr. Wilson’s interest in the Nautilus Transaction approximated 51% of the consideration paid for the Nautilus Tech and ER interests.

On September 2, 2011, the Company and the Nautilus Sellers also entered into a Registration Rights Agreement (“RRA”), pursuant to which the Company granted to the Nautilus Sellers certain registration rights with respect to the shares owned by the Nautilus Sellers and issued under the Nautilus PSA, and any securities issued or distributed in connection with such shares by way of stock dividend or stock split or other distribution or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, reclassification, or otherwise and any other securities into which or for which shares of any other successor securities are received in respect of any of the foregoing (“Registrable Securities”).

The Company agreed to pay all expenses associated with the registration of the Registrable Securities except the fees and disbursements of counsel to the Nautilus Sellers. The Company also agreed to indemnify each Nautilus Seller whose Registrable Securities are covered by a Registration Statement or Prospectus (each as defined in the RRA), the Nautilus Seller’s officers, directors, general partners, managing members, and managers, each person who controls (within the meaning of the Securities Act) the Nautilus Seller and the officers, directors, general partners, managing members, and managers of each such controlling person from and against any losses, claims, damages, or liabilities, expenses, judgments, fines, penalties, charges, and amounts paid in settlement, as incurred, arising out of or based on certain untrue statements of material fact or certain omissions of material facts in any applicable Registration Statement and/or certain related documents.

The Company filed a registration statement on Form S-3 and a pre-effective amendment to the registration statement on Form S-3 with the SEC on October 14, 2011 and November 4, 2011, respectively, to register for public resale 1,182,742 shares of the Company’s Common Stock acquired in the Nautilus Transactions by the Nautilus Sellers.

Other Nautilus Matters

As of June 30, 2011, Nautilus Tech had an interest in Nautilus. Nautilus Tech is owned in part by Mr. Wilson, a Director of the Company (and President and CEO of the Company as of September 27, 2011); Monty Hoffman, a consultant to Nautilus; and Wayne Kahmeyer, the controller of Nautilus. MPC completed a consolidation of interests in the Poplar Field by purchasing a 2.0% working interest from Nautilus Tech for $380,000 during the 2011 fiscal year.

The Company leases its Denver office (the office of Nautilus) from an entity owned partially by Mr. Wilson, a Director of and consultant to the Company (and President/CEO of the Company as of September 27, 2011). The lease runs through February 2012. The total rent paid from July 1, 2010 through June 30, 2011 was $72,295.

Consulting Relationship with PFC Energy, Inc.

J. Robinson West, a Director of the Company since March 10, 2010, is the founder, CEO, and Chairman of PFC Energy, Inc., a Washington, D.C. based-consulting firm serving oil and gas companies and governments with 14 offices around the world. During the fiscal year ended June 30, 2011, the Company retained PFC to provide (i) consulting services with respect to the Company’s oil and gas development operations in Australia, North America, and the U.K.; and (ii) strategic planning advice to management. For services rendered during the fiscal year ended June 30, 2011, the Company has paid $394,000, of which $241,651 was expensed in the prior fiscal year. At June 30, 2011 the Company’s payables included $48,926 owed to PFC. The Company expects to retain PFC during the current fiscal year for ongoing strategic consulting work.

Second YEP Equity Investment

On August 5, 2010, the Company executed a Securities Purchase Agreement (the “Purchase Agreement”) with YEP under which the Company agreed to sell, and YEP agreed that YEP and/or one or more of its affiliates (collectively, the “Investor”) would purchase, 5,200,000 shares (the “Shares”) of Common Stock, at a purchase price of $3.00 per share, for an aggregate purchase price of $15.6 million (such transaction referred to below as the “Investment Transaction”). Mr. Bogachev, a Director of the Company since July 2009, is also the President and CEO of YEP as well as an equity owner of YEP.

Pursuant to the terms of the Purchase Agreement, the Company is required to use the proceeds from the Investment Transaction to close the Evans Shoal Transaction. On February 11, 2011, the Company and YEP executed a First Amendment to Securities Purchase Agreement (“First Amendment”). The First Amendment provides for a final closing of the Investment Transaction on or before June 15, 2011 to the extent that: (i) the Evans Shoal Transaction does not close as contemplated by the March 25, 2010 Asset Sales Deed between MPAL and Santos, as amended by the January 31, 2011 Deed of Variation between the parties (“Amended Asset Sales Agreement”); and (ii) the failure to close the Evans Shoal Transaction results in the failure of the Company to recover an additional (AUS)$10 million deposit made towards the purchase price set forth in the Amended Asset Sales Deed (the “Deposit Back Stop”). On February 17, 2011, the Company and YEP executed a Second Amendment to Securities Purchase Agreement (“Second Amendment”) to clarify that the Deposit Back Stop set forth in the First Amendment and states that the funding contemplated by the First Amendment would not be withheld to the extent that the Company fails to satisfy any condition precedent set forth in the Second Purchase Agreement if such non-satisfaction is reasonably attributable to the failure to close the Evans Shoal Transaction.

Since the Amended Asset Sales Agreement has been terminated, and MPAL has received back the additional $10 million deposit, the Investment Transaction has not closed. On October 12, 2011, the Company and YEP terminated the Purchase Agreement, as amended.

The Purchase Agreement was attached as Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 11, 2010. The First Amendment and Second Amendment were attached as Exhibits 10.1 and 10.2, respectively, to the Company’s current report on Form 8-K filed on February 18, 2011.

Additional YEP Financing

On February 11, 2011, the Company and YEP, executed an Investment Agreement to document the terms of additional financing to be provided by YEP to the Company in order to facilitate the closing of the Evans Shoal Transaction. On February 17, 2011, the Company and YEP executed an amendment to the Investment Agreement in the form of a side letter (“Side Letter”).

Under the Investment Agreement, YEP shall provide funding to the Company required for the completion of the Evans Shoal Transaction in the amount of approximately (AUS)$85.45 million, which shall include the proceeds of the (U.S.)$15.6 million provided by the Investment Transaction, and of which (AUS)$10 million will be paid to the Company in reimbursement of the additional (AUS) $10 million deposit made towards the purchase price set forth in the Amended Asset Sales Deed, plus 50% (up to a cap of U.S. $3.5 million) of all out-of-pocket costs and expenses incurred by the Company, MPAL and YEP associated with the Evans Shoal Transaction. The Investment Agreement states that the funding of the (AUS) $85.45 million by YEP is contingent upon the requirements and conditions of the Evans Shoal Agreement being satisfied or waived.

The Investment Agreement also outlines: (i) the Acquisition and Reorganization Plan (“Plan”) which structures the direct or indirect participation of the Company and YEP in Santos’ 40% interest in the Evans Shoal natural gas field (NT/P48) to be acquired pursuant to the Evans Shoal Transaction (“Evans Shoal Interest”); (ii) the basis on which post-completion payments required to be made by MPAL to Santos under the Amended Asset Sales Deed will be funded by the Company and YEP; and (iii) the Company and YEP’s obligations to implement and fund the development of the Evans Shoal Interest (“Project”).

The Side Letter clarifies the Investment Agreement by providing that the Company and not YEP shall be responsible for the payment of all third party out-of-pocket transaction costs and expenses incurred by the Company, YEP and MPAL with respect to the Evans Shoal Transaction (“Costs”) to the extent that the Evans Shoal Transaction does not close and the Investment Transaction closes. The Side Letter also clarifies that such Costs include those relating to the financing of Evans Shoal Transaction and the Investment Transaction.

Since the Amended Asset Sales Agreement has been terminated, the transactions contemplated by the Investment Agreement have not closed. On October 12, 2011, the Company and YEP terminated the Investment Agreement, as amended.

The Investment Agreement and Side Letter were attached as Exhibits 10.3 and 10.4, respectively, to the Company’s current report on Form 8-K filed on February 18, 2011.

Additional Agreements with YEP Relating to Purchase Agreement

As a mutual inducement to enter into the Purchase Agreement, the Company and YEP on August 5, 2010 entered into an Investor’s Agreement which addresses: (i) certain registration rights granted by the Company to the Investor with respect to the Shares; (ii), the Investor’s securities purchase rights; (iii) certain restrictions on transfers of the Shares; and (iv) certain standstill obligations. Since no Shares were issued pursuant to the Purchase Agreement and since the Purchase Agreement has been terminated, the registration rights and the restrictions on transfers of the Shares provided under the Investor’s Agreement are no longer effective. The Investor’s securities purchase rights and the standstill obligations set forth in the Investor’s Agreement are more fully described below.

For a period commencing on August 5, 2010 and ending on December 31, 2012 (the “Interim Period”), the Company will grant to the Investor the right, under certain specified circumstances, for a period of 10 business days after receipt of a Company “Issuance Notice” to purchase up to its “Pro Rata Share” of any “Equity Securities” of the Company (as such terms are defined in the Investor’s Agreement) which may be offered and sold by the Company in a subsequent offering, for the purpose of maintaining its percentage equity ownership in the Company. If the price of the Common Stock represented by the equity securities offered and sold by the Company is greater than $3.00 per share, then the Company shall issue to the Investor a three-year warrant to purchase up to its Pro Rata Share of such Equity Securities in lieu of the Investor’s purchasing its Pro Rata Share, with the exercise price and other terms and conditions thereof being the price and the other terms and conditions specified in the Company’s Issuance Notice.

The Investor’s purchase rights do not apply to certain specified transactions, including: (i) Equity Securities offered and sold by the Company in connection with an underwritten public offering registered under the Securities Act; (ii) any Common Stock issued as consideration in connection with or relating to any acquisitions, mergers or strategic partnership transactions (other than transactions entered into primarily for equity financing purposes) that have been approved by the Board; (iii) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights), as appropriately adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Common Stock, issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock incentive plans or other equity compensation arrangements that are approved by the Board; and (iv) any Common Stock issued upon exercise of any options, warrants or convertible securities that are outstanding as of the date of the Investor’s Agreement.

Under the standstill provisions set forth in the Investor’s Agreement, during the Interim Period, except for the purchase of any Equity Securities pursuant to the Investor’s purchase rights described above, the Investor and each Permitted Transferee (e.g. an affiliate of the Investor; any person in which the Investor or its affiliates holds a majority economic interest; any person which is managed by the Investor or its affiliates; or any bank or other institutional lender foreclosing on any of the Shares or any person purchasing any of the Shares in a foreclosure sale as contemplated under the Investor’s Agreement) have agreed not to, and shall cause their respective affiliates not to, act in concert with any other person, to take certain specified actions, including the following: (i) to acquire beneficial ownership of any Equity Securities if as a result thereof the Investor and its affiliates would hold record or beneficial ownership of Equity Securities in excess of the “Standstill Limit” defined in the Investor’s Agreement; (ii) to authorize or make tender offers, exchange offers or other offers or proposals to acquire Equity Securities if the effect of such transactions would result in the Investor and its affiliates or any Permitted Transferee and its affiliates exceeding the Standstill Limit; (iii) to solicit or participate in any solicitation of proxies with respect to any Equity Securities having voting rights, (iv) to seek to advise or influence any person with respect to the voting of any such Equity Securities other than an affiliate of the Investor or such Permitted Transferee, except as specified in the Investor’s Agreement; (v) to deposit any Equity Securities into a voting trust or otherwise subject any Equity Securities to any agreement, arrangement or understanding with any other person with respect to the voting of such securities; (vi) to join a “13D Group” (as defined in the Investor’s Agreement), other than a 13D Group comprised solely of the Investor and its affiliates, or such Permitted Transferee and its affiliates, as the case may be) or otherwise act in concert with any other person for the purpose of acquiring, holding, voting or disposing of any Equity Securities; (vii) to effect or seek to effect any “Change in Control” of the Company (as defined in the Investor’s Agreement); (viii) to effect or seek, offer or propose (whether privately or publicly) any recapitalization, restructuring, reorganization, dissolution, liquidation or other similar transaction for or involving the Company or any of its subsidiaries; or (ix) otherwise to act, alone or in concert with any other person, to effect, seek, offer or propose (whether privately or publicly) to affect control of the management, Board action or restraint from action, policies or decisions of the Company.

The Investor’s Agreement also provides that during the Interim Period, the Investor and any Permitted Transferee shall not, and they shall cause their respective affiliates not to, propose, effect or agree to any transaction which if consummated would result in a Change in Control (as defined in the Investor’s Agreement) in which the counterparty, acquirer or surviving entity is: (i) the Investor or such Permitted Transferee, (ii) any affiliate of the Investor, or of such Permitted Transferee, or (iii) any 13D Group of which the Investor or such Permitted Transferee, or any of their respective affiliates, is a member, unless, in any such case, such transaction is an Approved Transaction which has been approved by a majority of the members of the Board who are neither affiliates of the Investor or such Permitted Transferee, as the case may be, nor members of management of the Company. The standstill provisions will cease to be of any continuing force or effect if, (i) there occurs a Material Adverse Effect (as defined in the Purchase Agreement), (ii) the Board fails to approve a proposed Strategic Transaction recommended in writing by the BDC or fails to disapprove a proposed Strategic Transaction (as defined in the Investor’s Agreement) recommended against in writing by the BDC, or (iii) the Board proposes to adopt a business plan which materially changes the strategic direction of the Company and the BDC by majority vote or consent of its members is not in basic agreement with such business plan after discussion with the Board for a period of thirty (30) days after such business plan has been proposed.

The Investor’s Agreement was attached as Exhibits 10.3 to the Company’s current report on Form 8-K filed on August 11, 2010.

REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS

On October 29, 1999, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. The Charter was most recently amended in February 2011. The charter is also available on the Company’s website, http://www.magellanpetroleum.com, under the heading “Corporate Profile – Governance.” Each member of the Audit Committee is an “independent director” for purposes of applicable SEC rules and NASDAQ listing standards.

In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended June 30, 2011 (the “audited financial statements”), the Audit Committee performed the following functions:

•

The Audit Committee reviewed and discussed the audited financial statements with senior management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2011. The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward-looking statements.

•

The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards 61, as superseded by Statement of Auditing Standards 114 – the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

•

The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP its independence from the Company and considered the compatibility of the auditors’ non-audit services to the Company, if any, with the auditors’ independence.

Based upon the functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the SEC.

Audit Committee

Ronald P. Pettirossi (Chairman)

Donald V. Basso

Walter McCann

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth the number of shares of the Company’s Common Stock owned beneficially as of November 8, 2011 (unless another date is specified by footnote below) by each Director of the Company and each NEO listed in the Summary Compensation Table on page 41, and by all current Directors and current executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership*
Name of Individual or Group	Shares	Options	Percent of Class
Donald V. Basso (1)	77,900	108,333	**

Nikolay Bogachev (2)	13,627,463	0	23.42%

Susan M. Filipos (3)	52,878	150,000	**

William H. Hastings (4)	428,888	2,100,000	4.52%

Antoine J. Lafargue (5)	0	133,333	**

Walter McCann (6)	141,868	125,000	**

Robert J. Mollah (7)	82,112	108,333	**

Ronald P. Pettirossi (8)	113,875	86,458	**

J. Robinson West (9)	155,000	83,333	**

J. Thomas Wilson (10)	898,804	400,000	2.39%

Directors and Executive Officers as a Group (a total of 9 persons)	15,525,910	3,144,790	32.77%

*	Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed.

**	The percent of class owned is less than 1%.

(1)	Mr. Basso, a Director, is the direct beneficial owner of 77,900 shares of Common Stock and holds time-based options to acquire an aggregate of 125,000 shares of Common Stock. Under SEC reporting rules, Mr. Basso has acquired beneficial ownership of 108,333 time-based options, which vested in full on November 28, 2005 (100,000 options) and April 1, 2011 (8,333 options). The remaining 16,667 time-based options vest in two tranches, the first tranche of 8,333 options will vest on April 1, 2012 and the second tranche of 8,334 options will vest on April 1, 2013.

(2)	The amount reported in the “Shares” column is based on Mr. Bogachev’s, a Director, Form 4 filed with the SEC on December 9, 2010 and includes 15,000 shares owned directly and an aggregate of 13,612,463 shares (inclusive of 4,347,826 shares which YEP has the right to acquire pursuant to a warrant, the “Warrant”) beneficially owned indirectly through YEP. Mr. Bogachev is the President and CEO of YEP, the Company’s strategic investor since July 9, 2009. YEP has pledged 9,264,637 shares and the Warrant to purchase 4,347,825 shares to SOPAK AG, a Swiss corporation, pursuant to a written pledge agreement. The pledge agreement does not grant to the pledgee, prior to default, the power to vote or to direct the vote of the pledged shares, the power to dispose or direct the disposition of the pledged shares or the power to exercise or direct the exercise of the Warrant.

(3)	Ms. Filipos, the Company’s Controller and its Interim CFO/Treasurer from April 30, 2010 through August 2, 2010, is the beneficial owner of 52,878 shares of Common Stock and holds time-based options to acquire an aggregate of 150,000 shares of Common Stock. Unser SEC reporting rules, Ms. Filipos has acquired beneficial ownership of 150,000 time-based options, which vested in full on October 1, 2010 (75,000 options) and October 1, 2011 (75,000 options).

(4)	Mr. Hastings, a Director and the Company’s current Senior Advisor for Business Development and its President/CEO from December 11, 2008 through September 27, 2011, is the direct beneficial owner of 428,888 shares of Common Stock and holds options to acquire an aggregate of 2,712,500 shares, consisting of 875,000 performance-based options and 1,837,500 time-based options. Under SEC reporting rules, Mr. Hastings has acquired beneficial ownership of the 875,000 performance-based options, which vested in full on March 2, 2010, and 1,225,000 of the time-based options, which vested in full on December 11, 2009 (612,500 options) and December 12, 2010 (612,500 options). The remaining 612,500 time-based options will vest on December 11, 2012.

(5)	Mr. Lafargue holds time-based options to acquire an aggregate of 400,000 shares of Common Stock. Under SEC reporting rules, Mr. Lafargue has acquired beneficial ownership of 133,333 time-based options, which vested in full on August 2, 2011. The remaining 266,667 time-based options will vest in two tranches, the first tranche of 133,333 options will vest on August 2, 2012 and the second tranche of 1333,334 options will vest on August 2, 2013.

(6)	Mr. McCann, a Director, is the direct beneficial owner of 141,868 shares of Common Stock and holds time-based options to acquire an aggregate of 175,000 shares of Common Stock. Under SEC reporting rules, Mr. McCann has acquired beneficial ownership of 125,000 time-based options, which vested in full on November 28, 2005 (100,000 options) and April 1, 2011 (8,333 options). The remaining 50,000 time-based options vest in two tranches, the first tranche of 25,000 options will vest on April 1, 2012 and the second tranche of 25,000 options will vest on April 1, 2013.

(7)	Mr. Mollah, a Director, is the direct beneficial owner of 82,112 shares of Common Stock and holds time-based options to acquire an aggregate of 125,000 shares of Common Stock. Under SEC reporting rules, Mr. Mollah has acquired beneficial ownership of 108,333 time-based options, which vested in full on November 28, 2005 (100,000 options) and April 1, 2011 (8,333 options). The remaining 16,667 time-based options will vest in two tranches, the first tranche of 8,333 options will vest on April 1, 2012 and the second tranche of 8,334 options will vest on April 1, 2013.

(8)	Mr. Pettirossi, a Director, is the direct beneficial owner of 113,875 shares of Common Stock and holds time-based options to acquire an aggregate of 103,125 shares of Common Stock. Under SEC reporting rules, Mr. Pettirossi has acquired beneficial ownership of 86,458 time-based options, which vested in full on November 28, 2005 (78,125 options) and April 1, 2011 (8,333 options). The remaining 16,667 time-based options vest in two tranches, the first tranche of 8,333 options will vest on April 1, 2012 and the second tranche of 8,334 options will vest on April 1, 2013.

(9)	Mr. West, a Director, is the direct beneficial owner of 155,000 shares of the Company’s Common Stock and holds time-based options to acquire an aggregate of 250,000 shares of Common Stock. Under SEC reporting rules, Mr. West has acquired beneficial ownership of 83,333 of the time-based options, which vested in full on April 1, 2011. The remaining 166,667 time-based options will vest in two tranches, the first tranche of 83,333 options will vest on April 1, 2012 and the second tranche of 83,334 options will vest on April 1, 2013.

(10)	Mr. Wilson, a Director and the Company’s President/CEO since September 27, 2011, is the direct beneficial owner of 898,804 shares of the Company’s Common Stock and holds options to acquire an aggregate of 937,500 shares, consisting of 812,500 time-based options and 125,000 performance-based options. Under SEC reporting rules, Mr. Wilson has acquired beneficial ownership of the 125,000 performance-based options, which vested in full on March 2, 2010, and 275,000 of the time-based options, which vested in full on February 2, 2010 (87,500 options), February 2, 2011 (87,500 options) and April 1, 2011 (100,000 options). The remaining 537,500 time-based options will vest in five tranches, the first tranche of 87,500 options will vest on February 2, 2012, the second tranche of 100,000 options will vest on April 1, 2012, the third tranche of 100,000 options will vest on April 1, 2013, the fourth tranche of 125,000 options will vest on September 27, 2012 and the fifth tranche of 125,000 options will vest on September 27, 2013.

Other Security Holders

The following table sets forth information (as of the date indicated) as to all persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s issued and outstanding Common Stock:

Title & Class	Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class

Common Stock	Young Energy Prize S.A. 7 Rue Thomas Edison L-1445 Strassen Grand Duchy of Luxembourg	13,612,463	(1)	23.40	(2)%

(1)                 This information is based on a Schedule 13D, as amended, filed by YEP with the SEC on July 31, 2009, and subsequent Form 4 filings made by Mr. Bogachev, most recently on December 9, 2010. On July 9, 2009, the Company closed a $10 million equity investment by YEP in the Company through the issuance of (a) 8,695,652 shares of the Company’s Common Stock and (b) warrants to acquire 4,347,826 shares of Common Stock to YEP. Mr. Bogachev, a Director of the Company, is the President and Chief Executive Officer, and an equity owner of YEP. On July 30, 2009, YEP purchased an additional 568,985 shares of the Company’s Common Stock in a private transaction. On December 9, 2010, Mr. Bogachev filed a Form 4 with the SEC in which he confirmed that YEP beneficially owned 13,612,463 shares of the Common Stock.

(2)                 The percentage shown was calculated on the basis of an assumed 58,183,420 shares of Common Stock issued and outstanding as of November 8, 2011, including the 4,347,826 Warrant shares which are deemed to be issued and outstanding under SEC reporting rules.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this Proxy Statement, under the heading “Additional Information Regarding Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2011 to the following individuals, whom we refer to as our named executive officers or NEOs for the 2011 fiscal year:

•

William H. Hastings (age 56), the Company’s Senior Advisor for Business Development and its President/CEO from December 11, 2008 through September 27, 2011. For information regarding Mr. Hastings’ business experience, see “Election of Three Directors – Background Information about Our Nominees and the Directors,” above);

•

Antoine J. Lafargue (age 37), the Company’s Chief Financial Officer (“CFO”)/Treasurer since August 2, 2010. Mr. Lafargue has served in a number of senior financial management positions during a career in the United States and Europe. From July 2009 to July 2010, Mr. Lafargue served as the CFO of Falcon Gas Storage, a natural gas storage company based in Houston, TX. Prior to serving in that role, Mr. Lafargue served from 2006 to 2009 as a principal of Arcapita, a financial services firm based in London, focusing on investments in the energy and infrastructure sectors. From 2000 to 2006, Mr. Lafargue served in various financial and strategic advisory roles in the energy sector based in London working for Bank of America, Societe Generale, and Credit Suisse/Donaldson, Lufkin & Jenrette. Mr. Lafargue holds master’s degrees in Finance from the Ecole Superieure de Commerce De Paris and in Social and Political Sciences from the Institut d’Études Politiques, both located in France; and

•

Susan M. Filipos (age 49), the Company’s Controller and Interim CFO from May 3, 2010 until August 2, 2010. Prior to joining the Company, Ms. Filipos served for ten years as the Controller of a division of Casella Waste Systems, Inc.

On September 27, 2011, and subsequent to our June 30, 2011 fiscal year-end, Mr. Hastings elected to step aside as the Company’s President/CEO due to the Board’s decision to relocate the Company’s headquarters from Portland, Maine to Denver, Colorado. Effective September 27, 2011, the Board appointed J. Thomas Wilson, a Director of and acting senior consultant to the Company and a resident of Denver, Colorado, as the Company’s new President/CEO.

Because he was appointed after the completion of our June 30, 2011 fiscal year, Mr. Wilson is not deemed to be a “Named Executive Officer” of the Company for our June 30, 2011 fiscal year. Accordingly information regarding his compensation is not summarized herein nor does it appear, in accordance with SEC reporting rules, in the Summary Compensation Table or the other executive compensation tables. For information regarding Mr. Wilson’s business experience, see “Election of Three Directors—Background Information about our Nominees and the Directors” above.

Board Oversight of Executive Compensation; Role of the CNG Committee

The Company’s executive compensation program has been developed and is continually monitored by our Board, acting on the recommendation of the CNG Committee, which during the fiscal year ended June 30, 2011 was comprised of Messrs. McCann (Chairman), Basso, Mollah, and Pettirossi. On May 27, 2009, the Board adopted a written charter for the CNG Committee, which was most recently amended on December 9, 2009. The CNG Committee has responsibilities and powers related to compensation matters, and also certain specified corporate governance matters.

Under its charter, the CNG Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including (i) determining and recommending to the Board for its approval the compensation of the Company’s President/CEO and other executive officers; (ii) reviewing and recommending to the Board for its approval management incentive compensation policies and programs, and exercising discretion in the administration of such programs; and (iii) reviewing and recommending to the Board for its approval equity compensation programs for Directors, officers, employees, and consultants, and exercising discretion in the administration of such programs.

The Board, acting upon recommendations of the CNG Committee, is ultimately responsible for determining the types and amounts of compensation paid to each of our NEOs. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to our NEOs’ compensation levels are warranted, in light of the attainment of these performance objectives.

The CNG Committee and the Board have the authority to retain outside consultants to assist the Board in performing these responsibilities. The CNG Committee commissioned a report from a third-party compensation consultant during August 2008 to conduct a peer group and market based comparative analysis of President/CEO compensation from a group of selected oil and gas companies and to make recommendations to the CNG Committee about the amounts and types of compensation for Mr. Hastings that the CNG Committee would recommend to the full Board. To date, the Board has not used any compensation consultant firms to determine and review the compensation or other employment terms of either Mr. Lafargue or Ms. Filipos.

During the fiscal year ended June 30, 2011, neither Mr. Hastings, Mr. Lafargue, nor Ms. Filipos determined or approved any element or component of his or her own base salary or any other aspects of his or her compensation.

Objectives of Our Compensation Program

Our executive compensation program is designed to motivate and reward our NEOs in a fiscally responsible manner, while prudently conserving cash resources to fund the Company’s growth plans and strategic objectives. The oil and gas exploration and production industry has historically been highly competitive, a trend which has increased significantly in the last decade. As a result, experienced professionals have significant career mobility. We are a smaller company in a highly-competitive industry that competes for executive talent with a large number of exploration and production companies, many of which have significantly larger market capitalization than the Company. Our ability to motivate and reward our executive officers and other key employees is essential to maintaining a competitive position in the oil and gas business. The Board believes that our comparatively smaller size and relatively small executive management team pose unique challenges in this industry, and, therefore, are substantial factors in the design of our executive compensation program.

In light of the foregoing factors, the Board through the CNG Committee also strives to maintain compensation programs that are generally competitive within the independent oil and gas industry in the United States and in Australia. The award of base salary, annual cash bonuses, equity-based awards and benefit packages to our NEOs are approved by the Board after such matters are initially reviewed and approved by the CNG Committee and thereafter recommended by the CNG Committee to the Board for approval. Beginning with the appointment of Mr. Hastings, the Board has determined to implement a new compensation strategy by which the Company’s executive officers will be paid base salaries that are generally lower than salaries prevailing in the marketplace for similarly situated companies and will receive awards of equity compensation to supplement their cash salaries. Despite the Company’s small market capitalization, equity compensation permits the Company to attract talented executives and to offer attractive overall compensation packages by permitting our executive officers to participate in the future growth of the Company (through an increase in the price of the stock acquired through the equity awards) in lieu of receiving a higher up-front base salary. The use of equity compensation as a component of an executive officer’s overall compensation package is consistent with the Company’s objective to: (i) motivate and reward executive officers in a fiscally-responsible manner; (ii) align the interests of executive officers with those of shareholders; and (iii) conserve cash resources to fund the Company’s growth plans and strategic objectives (together, the “Compensation Objective”).

Consistent with the Compensation Objective, Mr. Hastings designed the initial compensation package for Mr. Lafargue, which included an equity compensation component. To determine the equity compensation to be included as part of Mr. Lafargue’s overall compensation package award in fiscal year 2011, management considered his experience in performing financial and strategic advisory services, his job responsibilities as CFO, his cash-based salary, the perceived value of the equity compensation, the compensation packages of other Company employees, and the number of shares approved for issuance by the Company’s shareholders through the Company’s Stock Incentive Plan. Management also considered publicly-available compensation information for executives working for similarly-situated companies operating within and outside Portland, Maine (the employment market in which the Company’s headquarters is currently located) and which appeared to our President/CEO to maintain a similar approach to executive compensation. The compensation package (including the amount of proposed equity compensation) was then presented to Mr. Lafargue for review and negotiation. In approving, and recommending to the Board for approval, the equity compensation portion of Mr. Lafargue’s compensation package, the CNG Committee considered the Compensation Objective, the recommendations of management, the perceived value of the options and proposed cash salary in light of the duties to be performed, the fact that one-half of Mr. Lafargue’s equity compensation was tied to the completion of the Evans Shoal Transaction on or before June 30, 2011, and compensation packages previously approved for other Company employees.

Periodically, the CNG Committee reviews our executive compensation program to assess whether the program remains competitive with those of similar companies, considers the program’s effectiveness in creating adequate incentives for our executive officers to find, acquire, develop, and produce oil and gas reserves in a cost-effective manner, and determines what changes, if any, are appropriate in light of our overall performance and ability to attract and retain talented executive officers.

The Board may, in addition to base salaries, authorize annual cash bonuses and equity-based awards in the future for our executive officers based upon the attainment of our operational and strategic goals. We have not adopted specific target or performance levels which would automatically result in increases or decreases in executive officer compensation. Instead, we make compensation determinations based upon a consideration of many factors, including those described below. We have not assigned relative weights or rankings to these factors. Specific elements of company performance and individual performance that we consider in setting compensation policies and making compensation decisions include the following factors:

•	the cyclical nature of the oil and gas business and industry trends in Australian and Asian/Pacific oil and gas markets;
•

the growth in the quantity and value of our proved oil and natural gas reserves, volumes of oil and natural gas produced by the Company and our executives’ ability to replace oil and natural gas produced with new oil and natural gas reserves;

•	the Company’s oil and gas finding costs and operating costs, cash flow from operations, annual revenues, and earnings per share;

•	the market value of the Common Stock on the NASDAQ and the ASX exchanges;
•

the extent to which management has been successful in finding and creating opportunities to participate in acquisition and farm-in transactions and exploitation and drilling ventures having quality prospects;

•	management’s ability to formulate and maintain sound budgets for our business activities and overall financial condition;

•	the success of our acquisition and exploration activities and the achievement by management of specific tasks and goals set by the Board and the MPAL Board of Directors from time to time;
•	the effectiveness of our compensation packages in motivating our management to remain in our employ; and
•	the ability of management to effectively implement risk management practices.

In addition to considering these performance elements, we also consider each NEO’s longevity of service and his or her individual performance, leadership, and business knowledge.

Overview of Compensation for William H. Hastings, the Company’s President/CEO for the Period of December 11, 2008 through September 27, 2011

In the fall of 2008, the CNG Committee independently retained Compensation Resources, Inc. of Upper Saddle River, N.J. (“CR”), to assist the Board in determining the appropriate compensation package for Mr. Hastings as the Company’s new President/CEO. Previous to this study, the CNG Committee had retained CR to provide a study to the Board regarding compensation for the Company’s non-employee Directors. This engagement led to the Board’s May 27, 2009 adoption of the new Directors compensation policy and Directors share ownership guidelines. See “Non-Employee Directors’ Compensation Policy” above. The decisions to engage CR for these two projects were not made, recommended, or subject to surveying or review by management.

As part of its work on our President/CEO compensation package, CR performed the following functions requested by the CNG Committee and the Board: (i) assembling a peer group of approximately 20 other small and medium sized oil and gas companies, based on industry group, geographic location and comparable revenue levels (of between 50% to 200% of the Company’s historical revenues); (ii) analyzing the compensation of the President or CEO of the peer companies, by amounts and type of compensation, including cash salaries, cash bonuses, and long-term incentive-based compensation; (iii) assembling and analyzing widely-published compensation survey data (Mercer and ERI 2008 studies); (iv) recommending market consensus amounts and ranges for the compensation of our President/CEO to the CNG Committee; and (v) conducting a beneficial ownership analysis for the position of the CEO. Representatives of CR consulted with the CNG Committee frequently during the fiscal year, prior to Mr. Hastings’ appointment on December 11, 2008.

On December 11, 2008, the Board appointed Mr. Hastings as our President/CEO. Mr. Hastings’ term of employment was for five years and commenced on December 11, 2008, pursuant to a non-binding term sheet negotiated between Mr. Hastings and the CNG Committee. Under his February 3, 2009 Employment Agreement with the Company (“Hastings Agreement”), Mr. Hastings is paid a base salary currently set at $337,459 per year, subject to a yearly increase based on a measurement of inflation (“Annual Increase”). Under the Hastings Agreement, Mr. Hastings does not receive a sign-on or guaranteed cash bonuses, but is entitled to receive cash bonuses recommended by the CNG Committee and approved by the Board commensurate with his and the Company’s performance. If at any time prior to the end of the five-year term the Company terminates his employment without Cause or he resigns for Good Reason (both as defined in the Hastings Agreement), Mr. Hastings would be entitled to continue to receive his then-current base salary for the rest of the five-year term, with a minimum severance period of two years. See “Additional Information Regarding Executive Compensation—Employment Agreements with Our 2011 Named Executive Officers” below.

On December 11, 2008, Mr. Hastings was awarded 3,100,000 non-qualified stock options under the Company’s Stock Incentive Plan in two tranches, at an exercise price equal to $1.20 per share. In connection with the negotiation and signing of the Hastings Agreement, Mr. Hastings and the Company agreed that Mr. Hastings would surrender to the Company 387,500 of the non-qualified stock options previously granted to him on December 11, 2008, with a corresponding award of 387,500 non-qualified stock options to Mr. Wilson, who has served as a member of our Board since July 9, 2009. Mr. Hastings now holds options to acquire an aggregate of 2,712,500 shares, consisting of 875,000 performance-based options and 1,837,500 time-based options. Mr. Hastings’ 875,000 performance-based options vested in full on March 2, 2011. In addition, 1,225,000 of the time-based options have fully vested, 612,500 options on December 11, 2009 and 612,500 options on December 12, 2010. The remaining 612,500 time-based options will vest on December 11, 2012.

On September 27, 2011, and subsequent to our June 30, 2011 fiscal year-end, Mr. Hastings elected to step aside as the Company’s President/CEO, due to the Board’s decision to relocate the Company’s headquarters from Portland, Maine to Denver, Colorado. Effective as of the same date, the Board appointed, at the recommendation of the CNG Committee, Mr. Hastings as the Company’s Senior Advisor for Business Development pursuant to the terms of the Hastings Agreement as amended by an Employment Agreement Addendum (“Addendum”). Under the Addendum and as Senior Advisor for Business Development, Mr. Hastings shall be paid his current salary and shall be responsible for seeking out and assisting in the development of new ventures and business opportunities for the Company, in a non-executive capacity. To the extent that Mr. Hastings’ employment is not extended beyond the initial contract term of December 11, 2013, the Addendum extends the time by which Mr. Hastings must exercise options awarded to him under the Plan to December 31, 2015. See “Additional Information Regarding Executive Compensation – Employment Agreements with Our 2011 Named Executive Officers” below.

Overview of the Compensation for Antoine J. Lafargue, CFO/Treasurer and Susan M. Filipos, Controller and Interim CFO for the Period of May 3, 2010 through August 2, 2010

On August 2, 2010, the Board appointed Antoine J. Lafargue as the Company’s new CFO/Treasurer to serve an initial employment term of three years. Mr. Lafargue’s August 2, 2010 Employment Agreement with the Company (“Lafargue Agreement”) provides for an initial base salary of $240,000 per year subject to an Annual Increase commencing on January 1, 2012. Under the Lafargue Agreement, Mr. Lafargue does not receive a sign-on or guaranteed cash bonuses, but is entitled to receive cash bonuses recommended by the CNG Committee and approved by the Board commensurate with his and the Company’s performance. If the Company terminates Mr. Lafargue’s employment without Cause or he resigns for Good Reason (both as defined in the Lafargue Agreement), Mr. Lafargue is entitled to receive a severance benefit equal to one year’s base salary, based upon his then-current base salary. See “Additional Information Regarding Executive Compensation—Employment Agreements with Our 2011 Named Executive Officers” below.

For the period of May 3, 2010 through August 2, 2010, Susan M. Filipos, the Company’s Controller since October 1, 2009, served as the Interim CFO/Treasurer of the Company. Ms. Filipos performed the duties of Interim CFO pursuant to the terms of her original employment agreement with the Company dated September 28, 2009 (“Filipos Agreement”). See “Additional Information Regarding Executive Compensation—Employment Agreements with Our 2011 Named Executive Officers” below.

Elements of Compensation

We seek to achieve our executive compensation objectives by providing our NEOs with the following elements of compensation:

•	a base salary that represents cash compensation based on internal equity and external industry-based competitiveness;
•	an opportunity to receive an annual cash bonus award based upon the achievement of goals and objectives attained during the course of a fiscal year;
•	potential equity-based awards under the Company’s Stock Incentive Plan;
•	pension/retirement benefits and other personal benefits under our NEOs’ employment contracts, as described below;
•	benefit programs provided to our U.S. employees, including health care benefits, dental, life, and vision coverage; and
•	termination payments and other benefits under the NEOs’ employment agreements, in the event that the NEO’s employment is terminated under specified circumstances.

Each of the material elements of our compensation program is discussed in greater detail below.

Base Salary

The Board reviews and determines, after receipt of a recommendation from the CNG Committee, the base salary of each NEO. The purpose of base salary is to reflect our NEOs’ executive job responsibilities, individual performance, and competitive compensation levels. Under his employment agreement, Mr. Hastings’ current base salary is $337,459 and is subject to an Annual Increase. Under his employment agreement, Mr. Lafargue’s current base salary is $240,000 and will be subject to an Annual Increase commencing January 1, 2012. Effective April 1, 2011, and to bring her base salary more in line with the duties she performs on behalf of the Company, the Board, on the recommendation of the CNG Committee, approved an increase in Ms. Filipos’ base salary to $135,000 from $100,000.

Annual Cash Bonus Awards

The Board, pursuant to the recommendation of the CNG Committee, may award a NEO an annual cash bonus. The purpose of the cash bonus program is to better align executive performance with annual strategic goals while enhancing shareholder value. Neither the Board nor the CNG Committee pre-determines performance goals at the beginning of each year for our NEOs. Rather, the Board, pursuant to the recommendation of the CNG Committee, determines whether the award of a bonus has been warranted, in light of the Company’s performance during each completed fiscal year, including the Company’s operational results, net income, expenses, strategic development, and any performance gaps or shortfalls. The NEOs did not receive cash bonus awards during fiscal year 2011.

Equity-Based Compensation

At the December 1998 annual meeting, our shareholders approved the Company’s 1998 Stock Option Plan (the “Plan”), which permits the granting of stock options and stock appreciation rights (“SARs”) to the Directors, officers, employees, and consultants. On December 11, 2008, the Board amended and restated the Plan, renaming the Plan the “1998 Stock Incentive Plan” (“Stock Incentive Plan”), and further amended the Stock Incentive Plan on March 19, 2009 and May 27, 2009. On May 27, 2009, the Company’s shareholders approved the amendment and restatement of the Stock Incentive Plan, as follows:

•	the amount of shares reserved for issuance pursuant to awards made under the Stock Incentive Plan was increased by 4,205,000 shares, to a maximum of 5,205,000 shares;
•	the powers and duties of the CNG Committee to administer the Stock Incentive Plan were clarified;
•

the CNG Committee was authorized to make awards of shares of Restricted Stock (as defined in the Stock Incentive Plan), which awards may vest based on a participant’s continued service to the Company, its subsidiaries, or affiliates, or upon the satisfaction of performance measures;

•	the Stock Incentive Plan now provides for annual awards of Common Stock to the non-employee Directors of the Company; and
•

the CNG Committee is authorized to make awards of shares of Common Stock, options, SARs, or Restricted Stock that vest upon the satisfaction of pre-defined corporate performance measures identified by the CNG Committee.

At the December 2010 annual meeting, our shareholders approved a further amendment to the Stock Incentive Plan which increased the number of shares of Common Stock authorized for issuance under the Stock Incentive Plan by 2,000,000 shares, to a new aggregate total of 7,205,000 shares.

The purpose of the Stock Incentive Plan is to further the growth and prosperity of the Company and its subsidiaries through the grant of incentive awards to those officers, employees, Directors, and consultants whose past, present, and potential contributions to the Company and/or its subsidiaries are or will be important to the success of the Company. The various types of awards that may be provided under the Stock Incentive Plan are designed to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations, and the size and diversity of its business. Other than the Stock Incentive Plan, the Company currently does not have any long-term incentive, nonqualified defined contribution, or other nonqualified deferred compensation plans. In addition, MPAL does not currently maintain any of its own equity-based compensation plans.

The Stock Incentive Plan provides for grants of options principally at an option price per share of 100% of the fair value of the Company’s Common Stock on the date of the grant. Options are generally granted with a one-year, two-year, or a three-year vesting period and a ten-year term. Options vest in equal annual installments over the vesting period. The Plan also provides for the grant of SARs subject to terms as determined by the CNG Committee and evidenced in a form also determined by the CNG Committee. In addition, the Stock Incentive Plan permits the award of Restricted Stock to eligible participants and also permits the CNG Committee to make an annual award of shares of unrestricted Common Stock to the Company’s non-employee Directors equal in value of up to 50% of the annual cash retainer payable to these Directors.

For all Stock Incentive Plan awards granted, modified, or settled after July 1, 2005, we account for all equity-based awards in accordance with the requirements of ASC Topic 718. With the exception of the annual stock awards to non-employee Directors which typically occur on July 1 of each fiscal year, we do not have a specific program or plan with regard to the timing or dating of option grants or other awards and options or other awards under the Stock Incentive Plan have not been granted at regular intervals or on pre-determined dates. Rather, the Board’s decisions as to when options are granted have historically been made at the complete discretion of the Board upon the recommendation of the CNG Committee. Going forward, the Board intends to continue this practice, after receipt and consideration of recommendations for further option or other awards under the Stock Incentive Plan.

As of November 8, 2011, there were 5,428,125 stock options outstanding, of which 3,444,790 were fully-vested and exercisable. If all of these options were exercised these shares would represent approximately 9.16% of our issued and outstanding shares of Common Stock.

Mr. Hastings now holds options to acquire an aggregate of 2,712,500 shares, consisting of 875,000 performance-based options and 1,837,500 time-based options. The performance-based options have vested in full. In addition, 1,225,000 of the time-based options vested in full on December 11, 2009 (612,500 options) and on December 12, 2010 (612,500 options). The remaining 612,500 time-based options will vest on December 11, 2012.

In connection with Mr. Lafargue’s officer appointments, as described above, the CNG Committee and the full Board awarded to Mr. Lafargue non-qualified stock options covering an aggregate of 800,000 shares of the Common Stock subject to the terms and conditions of the Stock Incentive Plan, in two separate tranches, as follows: 400,000 time-based options and 400,000 performance-based options. The exercise price per share for all of the options is $1.84, which exercise price was the “fair market value” (as defined in Section 5(c) of the Stock Incentive Plan) of a share of the Common Stock as of August 2, 2010, the grant date. The time-based options vest in three equal annual installments as follows: (a) 133,333 option shares vested in full on August 2, 2011; (b) 133,333 option shares will vest in full on August 2, 2012; and (c) 133,334 option shares will vest in full on August 2, 2013. The performance-based options were to vest in full upon completion of the Evans Shoal Transaction. Because the Evans Shoal Transaction failed to close, the performance-based options issued to Mr. Lafargue were forfeited as of June 30, 2011 and allocated back to the share reserve for the Stock Incentive Plan. The time-based stock options will immediately be accelerated and vest in full upon the occurrence of a “Change in Control” of the Company (as defined in the Stock Incentive Plan) and upon the occurrence of other specified events.

In connection with her initial appointment as the Company’s Controller, the Company awarded to Ms. Filipos non-qualified stock options covering 150,000 shares of the Company’s Common Stock under the Stock Incentive Plan. The exercise price per share of the options was $1.40, which exercise price was the “fair market value” (as defined in Section 5(c) of the Stock Incentive Plan) of a share of the Common Stock as of October 1, 2009, the grant date. The first 75,000 tranche vested in full on October 1, 2010 and the remaining options vested in full on October 1, 2011.

Pension/Retirement Benefits

The Company does not provide qualified pension benefits or any supplemental executive retirement benefits to any of its NEOs.

Mr. Hastings, Mr. Lafargue, and Ms. Filipos are eligible to participate in the Company’s 401(k) retirement savings plan, which became effective as of October 15, 2010. Under the Company’s 401(k) plan, all employees of the Company are eligible to participate after an initial period of three months of employment. The 401(k) plan permits participants to make salary deduction contributions to their plan accounts and provides that the Company will make a 3.5% match of the employee’s contributions, up to an annual maximum of 3.5% of salary.

Additional Benefit Programs

Perquisites and other benefits represent a small part of our overall compensation package. These benefits are reviewed periodically to ensure that they are competitive with industry norms. If greater than $10,000, the aggregate costs associated with the benefits we provided to Mr. Hastings, Mr. Lafargue, or Ms. Filipos are included in the “All Other Compensation” column of the Summary Compensation Table, set forth below.

Under his employment agreement, Mr. Hastings is provided with a leased automobile as approved by the Board, consistent with the Company’s perquisite guidelines. During fiscal year 2011, the Company paid $8,379 for this arrangement and $1,560 for parking for Mr. Hastings. Under his employment agreement, Mr. Hastings also receives up to $8,000 per year in reimbursements to purchase his own family health insurance coverage, including medical, prescription, and dental benefits. Consistent with the terms of his employment agreement, the Company secured and pays the premiums for a 10-year term life insurance policy for Mr. Hastings. During fiscal year 2011, the Company paid $4,785 in life insurance premiums. In addition, the Company has purchased long-term disability insurance with coverage to age 65 for Mr. Hastings, with a maximum annual premium amount of $12,500. During fiscal year 2011, the Company paid $7,126 to a disability insurer under this arrangement. In addition, the Company has purchased $2 million of key-man life insurance coverage for Mr. Hastings.

In connection with the hiring of Mr. Lafargue, the Company agreed to reimburse his relocation expenses, which amounted to $18,925, and to reimburse his legal expenses incurred in connection with the review of his employment terms and visa application in the amount of $22,000. Under his employment agreement, Mr. Lafargue is also provided with a paid parking space at a cost during the fiscal year ended June 30, 2011 of $1,560. Consistent with the terms of his employment agreement, the Company also paid $20,212 in health insurance premiums.

Under Ms. Filipos’ employment agreement, the Company provides a paid parking space at a cost during the fiscal year ended June 30, 2011 of $1,560. Consistent with the terms of her employment agreement, the Company also paid $11,266 in health insurance premiums.

Tax Considerations

We operate our executive compensation program in good-faith compliance with Section 409A of the Internal Revenue Code, as permitted by the final regulations issued by the Internal Revenue Service. At this time, the Company does not expect that Section 162(m) of the Internal Revenue Code will have any effect on the Company’s executive officer compensation because it is not likely that the annual compensation paid to any executive officer will exceed $1 million.

Conclusions

The Board believes that the Company’s executive compensation program is and will be a critical element in ensuring the Company’s continued success as it grows and pursues its strategic objectives. Motivation, attraction, retention, and the NEOs’ alignment with the interests of the Company’s shareholders are the key objectives of the program. The continued improvement in business results and increased shareholder value are driven by the performance of highly-motivated executives. In the opinion of the Board, the design and operation of the Company’s executive compensation programs, along with the monitoring of our executive officers’ performance against the factors identified above, reasonably result in compensation levels appropriate to promote the Company’s continued success and the best interests of its shareholders as the Company continues to grow and pursues its strategic objectives.

Compensation, Nominating and Governance Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based on our review and discussions and such other matters deemed relevant and appropriate by the Board, we recommend that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation, Nominating and Governance Committee

Walter McCann (Chairman)

Ronald P. Pettirossi

Donald V. Basso

Robert J. Mollah

Additional Information Regarding Executive Compensation

Employment Agreements with Our 2011 Named Executive Officers

The Company has entered into written employment agreements with each of Messrs. Hastings, Lafargue, and Ms. Filipos which provide certain severance payments and other benefits, in the event that their respective employment with the Company is terminated under various circumstances, as described below. Generally, we use these provisions to provide some assurance to the Board that the Company will continue to be able to rely on our NEOs continuing in their positions with us, without concern that they might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control of the Company.

Mr. Hastings

On February 3, 2009, the Company entered into an Employment Agreement with Mr. Hastings to serve as our President and CEO (“Hastings Agreement”), effective as of December 11, 2008. The Hastings Agreement provides for a five-year term of employment. The Company may give Mr. Hastings notice six months before the 5th anniversary of such date of its intent to let the Hastings Agreement terminate, or to renew Mr. Hastings’ employment with the Company for a duration and on terms and conditions to be negotiated by the parties at that time. Under the Hastings Agreement, Mr. Hastings agreed to serve as President/CEO of the Company and to devote substantially all of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties. The Hastings Agreement provides that Mr. Hastings shall be nominated as a Director of the Company’s Board from time to time in the future during the term of the agreement.

Under the Hastings Agreement, Mr. Hastings is paid an annual salary of $300,000, subject to an Annual Increase (current salary is $337,459). During the term of the Hastings Agreement, Mr. Hastings does not receive a sign-on or other guaranteed bonus, but is entitled to receive bonuses recommended in the future by the CNG Committee and approved by the Board. Mr. Hastings is also entitled to reimbursement of his business expenses while performing services for the Company.

The Hastings Agreement confirms Mr. Hastings’s receipt of the stock options awarded to him on December 11, 2008, and his surrender to the Company of 387,500 of those stock options, as described in “Overview of Compensation of William H. Hastings, the Company’s President/CEO for the Period of December 11, 2008 through September 26, 2011” above. Future awards of equity to Mr. Hastings will be made under the Stock Incentive Plan, at the sole discretion of the Board of Directors, after receipt of a recommendation from the CNG Committee. In addition, the Company has agreed to provide Mr. Hastings up to $8,000 per year of reimbursement for health insurance and to purchase and pay annual premiums for a long-term disability insurance policy covering Mr. Hastings and a ten-year term life insurance policy. Mr. Hastings has agreed to customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement, and related requirements.

The Hastings Agreement may be terminated in the event of Mr. Hastings’ death or “disability” (as defined in the Hastings Agreement) during the term of the agreement. If Mr. Hastings dies or becomes disabled, the Company will pay Mr. Hastings: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year of termination of employment; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment; and (iii) any reimbursement amounts owing to Mr. Hastings (the amounts in (i), (ii), and (iii) are referred to as the “Accrued Obligations”). If Mr. Hastings terminates his employment at any time during the term of the agreement for a reason other than “Good Reason” as defined below, he will be entitled to payment of only the Accrued Obligations.

The Hastings Agreement may also be terminated for “Cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under the Hastings Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) his conviction of a felony or any crime involving moral turpitude; (iv) his material failure (for reasons other than death, illness, injury or Disability) to perform his duties under the Hastings Agreement or insubordination (defined as refusal to execute or carry out the lawful and ethical directions from the Board or its duly appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within ten days following such notice; or (v) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure, and related obligations under the Hastings Agreement. If the Hastings Agreement is terminated for “Cause,” Mr. Hastings will only be entitled to receive payment of the Accrued Obligations.

The Company is entitled to terminate Mr. Hastings’ employment for any reason other than death, Disability or Cause upon at least 30 days written notice to Mr. Hastings. In addition, Mr. Hastings may terminate his employment with the Company for “Good Reason,” as specified in the Hastings Agreement. The Hastings Agreement defines “Good Reason” as: (i) a material negative change in the scope of the authority, functions, duties, or responsibilities of his employment from that which is contemplated by the Hastings Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another corporation shall not constitute Good Reason; (ii) any reduction in his base salary; (iii) the Company materially changing the geographic location in which he must perform services from the Portland, Maine metropolitan area; or (iv) any material breach by the Company of any provision of the Hastings Agreement without Mr. Hastings having committed any material breach of his obligations under the Hastings Agreement, in each case of (i), (ii), (iii), or (iv), which breach is not cured by the Company within 30 days following written notice thereof to the Company of such breach.

If the Company terminates Mr. Hastings’ employment for any reason other than death, Disability or Cause or if Mr. Hastings terminates his employment for “Good Reason,” then the Company shall pay to Mr. Hastings the following: (i) the Accrued Obligations; and (ii) a defined severance benefit (the “Severance Benefit”). The Severance Benefit shall equal the amount of base salary that Mr. Hastings would have received if he remained employed for the balance of the Term, based upon his then-current base salary without further increase; provided, however, that the Severance Benefit may not be less than 24 months of Mr. Hastings’ then-current salary without further increase. The Severance Benefit as so determined shall be divided into 24 equal installments and paid out to Mr. Hastings after termination of employment. For a quantification of the payments to be made to Mr. Hastings under these various circumstances, see “Post Termination Payments and Benefits” below.

As of September 27, 2011, Mr. Hastings stepped aside as the Company’s President/CEO. Pursuant to the terms of a September 27, 2011 addendum to Mr. Hastings’ February 3, 2009 Employment Agreement with the Company (“Addendum”), Mr. Hastings remains a Director of the Company, will stand for re-election for another three-year term at the 2011 annual meeting of shareholders and will continue to serve the Company in a non-executive capacity as Senior Advisor for Business Development through at least December 13, 2013, the end of the term of the Hastings Agreement. As Senior Advisor for Business Development, Mr. Hastings will seek out and assist in the development of new ventures and business opportunities for the Company. Under the Addendum, Mr. Hastings receives the same compensation (currently $337,500) and benefits provided in the Hastings Agreement. The Addendum also provides that Mr. Hastings will not be required to relocate to Denver, Colorado or any other office location and permits him to work from his home office in Maine. The Addendum, however, requires Mr. Hastings to report to and work out of the Company’s office in Portland, Maine, as needed, while that office remains in operation and to make himself reasonably available to travel on behalf of the Company as necessary to carry out the essential functions of his new position as Senior Advisor.

Under the Addendum, the Company provides Mr. Hastings with office supplies, computer equipment and other necessary and appropriate support required to fulfil the responsibilities of his new position and reimburses Mr. Hastings for his business expenses consistent with the Company’s policies regarding business expense reimbursements. Pursuant to the Addendum, the Company and Mr. Hastings also agree that none of the changes to the terms of his employment as set forth in the Addendum provides Mr. Hastings with “Good Reason” to terminate his employment under the terms of his original Employment Agreement. The Addendum also provides for reimbursement of certain legal expenses incurred by Mr. Hastings in connection with the changes to his employment status and gives the Company, under certain circumstances, the right of first refusal to buy back shares of the Company’s Common Stock acquired by Mr. Hastings through the exercise of options granted to him by the Company under a February 3, 2009 Nonqualified Stock Option Award Agreement and a Nonqualified Option Performance Award Agreement of the same date (collectively, the “Option Agreements”). The Addendum also amends the Option Agreements to extend the term under which Mr. Hastings can exercise the underlying options until the later of the date provided for in the agreements or December 31, 2015 and to permit Mr. Hastings to pay some or all of the exercise price of options by surrendering to the Company shares of the Company’s Common Stock that he already owns at the time of exercise. The Board has authorized a corresponding amendment to the Stock Incentive Plan to permit the exercise of options through this contemplated process.

Mr. Lafargue

On August 2, 2010, the Company entered into an Employment Agreement (“Lafargue Agreement”) with Mr. Lafargue under which he serves as the Company’s CFO/Treasurer, effective as of August 2, 2010.

The Lafargue Agreement provides for a three-year term of employment (the “Initial Term”), commencing on August 2, 2010, unless earlier terminated as provided in the Lafargue Agreement. If not terminated earlier than August 2, 2013, the Initial Term will be automatically renewed for one or more successive two-year periods (each, a “Renewal Term”) unless in each case at least six months prior to the end of the Initial Term or Renewal Term, as the case may be, either the Company or Mr. Lafargue gives written notice to the other party electing to permit the Lafargue Agreement to terminate on the last day of the Initial Term or Renewal Term, as the case may be. Under the Lafargue Agreement, Mr. Lafargue will devote substantially all of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties. He will report to the Company’s President and CEO. Mr. Lafargue has also agreed to customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement, and related requirements.

Mr. Lafargue is paid an annual salary of $240,000, subject to an Annual Increase. Mr. Lafargue is entitled to receive cash bonuses recommended in the future by the CNG Committee and approved by the Board. Mr. Lafargue is entitled to reimbursement of relocation expenses ($18,925 were incurred during the Company’s fiscal year ended June 30, 2011), certain advisory expenses and reimbursement of his business expenses while performing services for the Company.

The Lafargue Agreement confirms the award to Mr. Lafargue of 800,000 non-qualified stock options under the Company’s Stock Incentive Plan, of which 400,000 were time-based options and 400,000 were performance-based options that were to vest only upon the closing of the Evans Shoal Transaction on or before June 30, 2011. Because that transaction failed to close, the performance-based options were forfeited as of June 30, 2011 and allocated back to the share reserve for the Stock Incentive Plan.

The Lafargue Agreement may be terminated by the Company in the event of Mr. Lafargue’s death or “disability” (as defined in the Lafargue Agreement). If Mr. Lafargue dies or becomes disabled, then the Company will pay Mr. Lafargue or his representatives: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year in which termination of employment occurs; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment; and (iii) any reimbursement amounts owing to Mr. Lafargue (the amounts in (i), (ii), and (iii) are referred to as the “Accrued Obligations”). The Lafargue Agreement may also be terminated for “Cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under the Lafargue Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) his conviction of a felony or any crime involving moral turpitude; (iv) his material failure (for reasons other than death, illness, injury or Disability) to perform his duties or insubordination (defined as refusal to execute or carry out the lawful directions from the Board or its duly-appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within ten days following such notice; or (v) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure, and related obligations under the Lafargue Agreement. If the Lafargue Agreement is terminated for “Cause,” Mr. Lafargue will only be entitled to receive payment of the Accrued Obligations.

The Company is entitled to terminate Mr. Lafargue’s employment for any reason other than non-renewal, death, Disability, or Cause upon at least 30 days written notice to Mr. Lafargue. If the Company terminates Mr. Lafargue’s employment for any reason other than non-renewal, death, Disability, or Cause, then the Company shall pay to Mr. Lafargue (i) the Accrued Obligations; (ii) a defined severance benefit (the “Severance Benefit”); and (iii) certain continuing health insurance payment benefits, if Mr. Lafargue elects to continue insurance coverage under the Company’s health insurance plans pursuant to COBRA following termination of employment. The Severance Benefit shall equal the amount of base salary that Mr. Lafargue would have received if he remained employed for the balance of the Initial Term or Renewal Term, as the case may be, based upon his then-current base salary without further increase; provided, however, that the Severance Benefit may not be less than an amount equal to 12 months of Mr. Lafargue’s then-current salary without further increase. The Severance Benefit as so determined shall be divided into 12 equal installments and paid out to Mr. Lafargue after termination of employment according to a one-year payment schedule.

Mr. Lafargue is also entitled to terminate his employment with the Company for “Good Reason.” In the event of his termination of employment for Good Reason, Mr. Lafargue shall be entitled to receive a severance benefit equal to one year’s base salary, based upon his then-current base salary without further increase, which shall be paid according to the same one-year payment schedule described above. “Good Reason” means, without Mr. Lafargue’s consent: (A) a material negative change in the scope of the authority, functions, duties, or responsibilities of his employment from that which is contemplated by the Lafargue Agreement;

provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another entity shall not constitute Good Reason; (B) the Company materially changing the geographic location in which he must perform services from the Portland, Maine metropolitan area; or (C) any material breach by the Company of any provision of the Lafargue Agreement without Mr. Lafargue having committed any material breach of his obligations under the Lafargue Agreement, in each case of (A), (B), or (C), which breach is not cured by the Company within 30 days following written notice thereof to the Company of such breach. If Mr. Lafargue elects to terminate his employment for any reason other than Good Reason, he will be entitled to payment of only the Accrued Obligations but may, if the Company elects, be entitled to receive an amount equal to one month of his then-current base salary.

Ms. Filipos

On September 28, 2009, the Company entered into an employment agreement (“Filipos Agreement”) with Ms. Filipos which provides for an at-will term of employment and also contains customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement, and related requirements. The Filipos Agreement provides that Ms. Filipos is paid an annual salary of $100,000 (subject to an Annual Increase) and is entitled to reimbursement of business expenses while performing services for the Company.

The Filipos Agreement may be terminated by the Company in the event of Ms. Filipos’ death or “disability” (as defined in the Filipos Agreement). If Ms. Filipos dies or becomes disabled, then the Company will pay Ms. Filipos or her representatives: (i) her base salary through the date of such termination of employment, plus her base salary for the period of any vacation time earned but not taken for the year of termination of employment; (ii) any other compensation and benefits to the extent actually earned by her under any other benefit plan or program of the Company as of the date of such termination of employment, and (iii) any reimbursement amounts owing to Ms. Filipos (amounts in (i), (ii) and (iii) are referred to as the “Accrued Obligations”).

The Filipos Agreement may be terminated for “Cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of her services to the Company; (ii) a breach of her duties or responsibilities under the Filipos Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) her conviction of a felony or any crime involving moral turpitude; (iv) her material failure (for reasons other than death or Disability) to perform her duties or insubordination (defined as refusal to execute or carry out lawful directions from the Board or its duly appointed designees) where she has been given written notice of the acts or omissions constituting such failure or insubordination and she has failed to cure such conduct, where susceptible to cure, within twenty days following such notice; (v) a breach of any provision of any material policy of the Company where she has been given written notice of the breach and has failed to cure such conduct, where susceptible to cure, within twenty days following such notice; or (vi) a breach of any of her non-competition, non-disclosure, and related obligations under the Filipos Agreement. If the Filipos Agreement is terminated for Cause, Ms. Filipos will only be entitled to receive payment of the Accrued Obligations. If the Company terminates Ms. Filipos’ employment for any reason other than death, disability or Cause, then the Company shall pay to Ms. Filipos the Accrued Obligations and a severance benefit equal in amount to one year’s base salary, based upon her then-current based salary without further increase.

Effective August 16, 2011, the Company enter into an amendment to the Filipos Agreement to reflect a new base salary of $135,000 and to incorporate provisions permitting termination by Ms. Filipos for Good Reason consistent with the terms contained in the employment agreements of other senior executives and, due to the increase in base salary effective April 1, 2011, to reset the commencement of the Annual Increase to July 1, 2012. In the event of her termination of employment for Good Reason, Ms. Filipos shall be entitled to receive a severance benefit equal to one year’s base salary, based upon her then-current base salary without further increase. “Good Reason” means, without Ms. Filipos’ consent: (i) a material negative change in the scope of the authority, functions, duties, or responsibilities of her employment from that which is contemplated by the Filipos Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another entity shall not constitute Good Reason; (ii) any reduction in her base salary; (iii) the Company materially changing the geographic location in which she must perform services from the Portland, Maine metropolitan area; or (iv) any material breach by the Company of any provision of the Filipos Agreement without Ms. Filipos having committed any material breach of her obligations under the Filipos Agreement, in each case of (i), (ii), (iii), or (iv), which such breach is not cured by the Company within 30 days following written notice thereof to the Company of such breach. If Ms. Filipos terminates her employment for other than Good Reason, she will be entitled to payment of only Accrued Obligations.

Compensation Risk Analysis

The CNG Committee has determined that the Company’s management compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

While the Company’s focus on equity as opposed to cash compensation may theoretically create an environment that encourages the taking of excessive risk by employees in order to elevate and capitalize on an increase in the price of the Company’s Common Stock, the CNG Committee concluded that this compensation approach does not subject the Company to material risk due to the following mitigating factors:

•

Ownership of Company equity by officers and other employees creates an interest in the long-term viability of the Company and arguably deters rather than encourages risk-taking initiatives while aligning employee interests with those of the shareholders;

•

Equity compensation has been typically limited to option awards that contain vesting provisions based on a lapse of time (typically three years) or the completion of a specific long-term task to the satisfaction of the President/CEO and the Board;

•	Option awards that have yet to vest are forfeited if the Company terminates an employee for cause or if the employee resigns without good reason;
•

The Company’s Insider Trading Policy prohibits officers and employees from conducting short-term trading in the Common Stock and requires executive officers and other employees with access to non-public material information about the Company to pre-clear purchases and sales of Company securities and trade only during open trading windows, subject to certain exceptions set forth in the policy;

•	The BDC monitors the progress of strategic initiatives and provides progress reports to the Board;
•	Independent third parties review the Company’s oil and gas reserves to ensure that appropriate reserve levels are utilized in determining operational results for financial reporting purposes; and
•	Independent public accountants annually assess the Company’s internal financial controls and perform annual audits of the Company’s financial statements.

Further, the CNG Committee noted that minimal risk to the Company results from other potential components of employee compensation (e.g., annual base salary, eligibility for an annual cash bonus, and certain other negotiated perquisites and other benefits), collectively, “Other Benefits,” for the following reasons:

•	An employee may be terminated at any time. Other Benefits cease upon the termination unless otherwise extended in the applicable employment agreement;
•

Cash bonuses are discretionary. The Board, upon the recommendation of the CNG Committee, determines whether or not to award annual cash bonuses to NEOs based on an assessment of the performance of the Company during the most recently completed fiscal year as well as that of each NEO. Management determines the eligibility of other employees to receive a bonus pursuant to similar criteria; and

•

Post-termination benefits, if any, are limited by the terms of the employment agreement in the event that termination results from cause, death, disability, or voluntary resignation (without good reason).

Executive Compensation Tables

The following table sets forth certain summary information concerning the compensation awarded to, paid to, or earned by Mr. Hastings, our President/CEO during fiscal year 2011, Mr. Lafargue, our CFO/Treasurer since August 2, 2010 and Ms. Filipos, our current Controller and Interim CFO for the period of May 3, 2010 through August 2, 2010 (together, our “Named Executive Officers” or “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)
William H. Hastings, President/CEO (1)	2011 2010 2009	$325,021 $312,000 $165,769	$0 $0 $0	$0 $0 $0	$0 $0 $1,881,501	$0 $0 $0	$28,806 (4) $28,291 $5,099	$353,827 $340,291 $2,052,369
Antoine J. Lafargue, CFO/Treasurer	2011 2010 2009	$220,000 – –	$0 – –	$0 – –	$432,399 – –	$4,186 $0 –	$62,697 (5) – –	$715,096 – –
Susan M. Filipos – Controller and former Interim CFO/Treasurer	2011 2010 2009	$108,750 72,917 –	$0 $0 –	$0 $0 –	$0 $115,867 –	$3,065 $0 –	$12,826 (6) $9,756 –	$121,576 $198,540 –

(1)	The Board appointed Mr. Hastings as the Company’s President/CEO effective December 11, 2008 and he served in those positions until September 27, 2011. Mr. Hastings also serves as a Director of the Company and is a member of the Board of Directors of MPAL. Mr. Hastings is not compensated for his service on the Board or as a member of MPAL’s Board of Directors.

(2)	Amounts reported represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718.

(3)	Amounts reported reflect the annual Company 3.50% match of the employee’s contribution to the Company’s 401(k) plan.

(4)	Amounts reported for Mr. Hastings for 2011 include payments of: (a) $4,785 life insurance premium; (b) $7,126 disability insurance premium; (c) $6,956 health insurance premium; (d) $8,379 for a leased automobile; and (e) $1,560 for parking.

(5)	Amounts reported for Mr. Lafargue for 2011 include payments of: (a) $20,212 health insurance premium; (b) $1,560 for parking; (c) $18,925 for relocation expenses; and (d) $22,000 for legal expenses relating to the negotiation of employment terms.

(6)	Amounts reported for Ms. Filipos include payments of: (a) $11,266 health insurance premium; and (b) $1,560 for parking.

Grant of Plan-Based Awards Table

The following grants were made during the 2011 fiscal year to our NEOs pursuant to the Company’s Stock Incentive Plan:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William H. Hastings (1)	-	-	-	-	-	-	-	-	-	-	-
Antoine J. Lafargue	8/2/11 8/2/11	- -	- -	- -	- -	- -	- -	- -	400,000 (2) 400,000 (3)	$1.84 $1.84	432,399 366,766
Susan M. Filipos (1)		-	-	-	-	-	-	-	-	-	-

(1)	Neither Mr. Hastings nor Ms. Filipos were awarded any Plan-based awards during the fiscal year ended June 30, 2011.

(2)	On August 2, 2011, Mr. Lafargue was awarded 400,000 non-qualified, time-based options, of which 133,333 vested on August 2, 2011. Mr. Lafargue’s remaining unvested time-based options vest as follows: 133,333 on August 2, 2012 and 133,334 on August 2, 2013.

(3)	On August 2, 2011, Mr. Lafargue was also awarded 400,000 performance-based options which were to vest in full only upon completion of the Evans Shoal Transaction on or before June 30, 2011. Because the Evans Shoal Transaction failed to close by June 30, 2011, the performance options were forfeited on that date.

(4)	The amount shown represents the aggregate grant date fair value of the stock options awarded on each grant date, using either the Monte Carlo pricing model or the Black-Scholes pricing model.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding stock options awards as of June 30, 2011 under the Stock Incentive Plan for each of our NEOs:

Outstanding Equity Awards at Fiscal Year End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William H. Hastings	1,225,000 (1)	612,500 (1)	–	$1.20	12/11/2018
William H. Hastings	875,000 (2)	–	–	$1.20	12/11/2018
Antoine J. Lafargue	133,000 (3)	266,666	_	$1.84	08/02/2020
Susan M. Filipos	150,000 (4)	75,000	_	$1.40	10/1/2019

(1)	Options are generally granted with a two-year or a three-year vesting period and a ten-year term. Options vest in equal annual installments over the vesting period. Mr. Hastings’ remaining unvested time-based option shares vest on December 11, 2011.

(2)	Mr. Hastings’ performance-based options cover an additional 875,000 shares and vested in full on March 2, 2011, upon attainment of the specified performance condition.

(3)	In connection with his initial appointment as the Company’s CFO/Treasurer, Mr. Lafargue was awarded 400,000 non-qualified, time-based stock options, of which 133,333 vested on August 2, 2011. Mr. Lafargue’s remaining unvested time-based option shares vest as follows: 133,333 on August 2, 2012 and 133,334 on August 2, 2013, provided that Mr. Lafargue remains employed by the Company through such dates.

(4)	In connection with her initial appointment as the Company’s Controller, Ms. Filipos was awarded 150,000 non-qualified stock options, 75,000 of which options vested on October 1, 2010 and another 75,000 options vested on October 1, 2011.

Option Exercises and Stock Vested for Fiscal Year Ended June 30, 2011

Because our NEOs did not exercise any stock options during the fiscal year ended June 30, 2011, the “Option Exercises and Stock Vested” table required by Item 402(g) of Regulation S-K has been omitted.

Pension Benefits for Fiscal Year Ended June 30, 2011

Mr. Hastings, Mr. Lafargue, and Ms. Filipos are eligible, as Company employees, to participate in the Company’s 401(k) retirement savings plan, which became effective as of October 15, 2010. The Company has no other plans or programs that provide for specified retirement payments or benefits at, following, or in connection with the retirement of Mr. Hastings, Mr. Lafargue, or Ms. Filipos; consequently, the “Pension Benefits” table required by Item 402(h) of Regulation S-K has been omitted.

Nonqualified Deferred Compensation

Because the Company did not provide our NEOs with any forms of deferred compensation during the fiscal year ended 2011, the “Nonqualified Deferred Compensation” table required by Item 402(i) of Regulation S-K has been omitted.

Post Termination Payments and Benefits

The tables below reflect the amount of compensation payable to each of Mr. Hastings, Mr. Lafargue, and Ms. Filipos in the event of termination of their respective employment by the Company under various circumstances. The amount of compensation payable upon resignation, retirement, disability, death, termination for cause, termination without cause and for good reason as defined in their respective agreements, of each NEO is estimated below. The amounts shown in the table assume that the employment of the NEO with the Company was terminated as of June 30, 2011.

William H. Hastings

Benefit	Death or Disability	Termination for Cause	Termination By Mr. Hastings	Termination for Good Reason or by the Company Without Cause
Severance Payment	$12,000 (1)	$12,000 (1)	$12,000 (1)	$812,553 (2)
Medical Coverage	$0	$0	$0	$0
Insurance Benefits	(3)	$0	$0	$0
Equity Award Acceleration	$0	$0	$0	$294,000 (4)
Other Benefits	$0	$0	$0	$0
Total:	$12,000	$12,000	$12,000	$1,106,553

(1)	Represents accrued unused vacation pay.

(2)	Represents a severance payment to Mr. Hastings equal in value to Mr. Hastings’ base salary payable from the entire period from July 1, 2011 to December 11, 2013, calculated at an annual base salary amount of $325,021 per year as reported in the Summary Compensation Table, in accordance with Mr. Hastings’ employment agreement as amended by the Addendum.

(3)	Under his employment agreement, if Mr. Hastings’ employment is terminated by reason of his “Disability” as defined in the agreement, Mr. Hastings will receive disability benefits paid pursuant to a disability insurance policy obtained by the Company for Mr. Hastings. If at any time prior to December 11, 2013, Mr. Hastings fails to qualify for the continued receipt of disability payments pursuant to the policy, then the Company will make monthly payments to Mr. Hastings to replace his payments under the disability insurance for the lesser of 24 months or the number of months remaining prior to December 11, 2013, the fifth anniversary of Mr. Hastings’ commencement of employment.

(4)	Under his two option agreements, if Mr. Hastings’ employment is terminated by the Company without “Cause” or if he terminates his employment for “Good Reason,” then his 612,500 unvested time-based option shares will accelerate and fully vest. Based on applicable SEC rules and regulations, Mr. Hastings would have received $294,000 as compensation related to such acceleration and vesting, which was calculated based on the difference between the $1.20 exercise price of each option and $1.68, the fair market value of a share of our Common Stock on June 30, 2011.

Antoine J. Lafargue

Benefit	Death or Disability	Termination for Cause	Termination By Mr. Lafargue	Termination for Good Reason or by the Company Without Cause
Severance Payment	$0	$0	$0	$240,000 (1)
Medical Coverage	$0	$0	$0	$0
Insurance Benefits	$0	$0	$0	$0
Equity Award Acceleration	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$0 (2)
Total:	$0	$0	$0	$240,000

(1)	Represents a severance payment to Mr. Lafargue equal to $240,000, which is one year’s salary for Mr. Lafargue as of June 30, 2011.

(2)	Under his non-qualified time-based option agreement, if Mr. Lafargue’s employment is terminated by the Company without “Cause” or if he terminates his employment for “Good Reason”, then his 266,000 unvested time-based option shares will accelerate and fully vest. Based on SEC rules and regulations, Mr. Lafargue would have received $0.00 as compensation related to such acceleration and vesting, which was calculated based on the difference between the $1.84 exercise price of each option and $1.68, the fair market value of a share of our Common Stock on June 30, 2011.

Susan M. Filipos

Benefit	Death or Disability	Termination for Cause	Termination By Ms. Filipos	Termination for Good Reason or by the Company Without Cause
Severance Payment	$0	$0	$0	$135,000 (1)
Medical Coverage	$0	$0	$0	$0
Insurance Benefits	$0	$0	$0	$0
Equity Award Acceleration	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$0
Total:	$0	$0	$0	$135,000

(1)	Represents Ms. Filipos’ annual salary in effect as of June 30, 2011.

Compensation Nominating and Governance Committee Interlocks and Insider Participation

The only officer or employee of the Company or any of its subsidiaries, or former officers or employees of the Company or any of its subsidiaries, who participated in the deliberations of the Board concerning executive officer compensation during the fiscal year ended June 30, 2011 was Mr. Hastings, who provided input and advice to the CNG Committee regarding the compensation of other current and former officers of the Company. Neither Mr. Hastings, Mr. Lafargue nor Ms. Filipos participated in any discussions or deliberations regarding his or her own compensation.

Equity Compensation Plan Information

The following table provides information about the Common Stock that may be issued upon the exercise of options and rights under the Company’s Stock Incentive Plan as of June 30, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)
Equity compensation awards under the Stock Incentive Plan approved by security holders	5,200,000	$1.49	1,270,000
Equity compensation awards not approved by security holders	0	0	0

PROPOSAL 2

NON-BINDING ADVISORY RESOLUTION REGARDING APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), we are asking our shareholders to approve, on a non-binding basis, the compensation of the Company’s NEOs disclosed in this Proxy Statement in accordance with SEC rules. This is commonly known as a “Say-on-Pay” proposal, as it gives the shareholders the opportunity to communicate to the CNG Committee and the Board their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

The Say-on-Pay vote is advisory only, and therefore not binding on the Company, the CNG Committee, or the Board, and will not be construed as overruling a decision by, or creating or implying any fiduciary duty for, the Company, the CNG Committee, or the Board. Although the vote is non-binding, the CNG Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will review the voting results, seek to determine the cause or causes of significant negative voting, and take such feedback into consideration when making future compensation decisions for our NEOs.

Executive Compensation Determinations

As described in detail under the heading “Compensation Discussion and Analysis” in this Proxy Statement, our executive compensation program is designed to motivate and reward our NEOs in a fiscally responsible manner, align the interests of executive officers with those of our shareholders, while prudently conserving cash resources to fund the Company’s growth plans and strategic objectives. We operate in a highly-competitive industry and the competition to attract executive talent is intense. Our comparatively smaller size relative to many larger and better capitalized competitors and relatively small executive management team also present unique challenges to creating an executive compensation program that is generally competitive with the independent oil and gas industry in the United States and Australia.

To that end, beginning with the employment of Mr. Hastings in 2008 and continuing with Mr. Lafargue and Mr. Wilson, the Board has been following an executive compensation strategy that generally calls for executive base salaries that are lower than salaries prevailing in the marketplace for similarly situated companies. However, executive officers generally receive equity awards of a sufficient value to adequately augment their cash salaries. As discussed under the subheading “Objectives of Our Compensation Program” in this Proxy Statement, the CNG Committee and the Board consider a number of factors in making compensation determinations with respect to our NEOs. These considerations include, without limitation, trends in the oil and gas industry in which the Company operates, economic conditions in the market in which the NEO’s principal office will be located, compensation packages offered to executives by similarly situated companies, the Company’s financial performance and market value of the Company’s Common Stock on the NASDAQ and ASX exchanges, as well as specific factors relating to the job performance, leadership, business knowledge, and the longevity of service of each NEO. In addition, the CNG Committee and the Board have the authority to retain outside consultants to assist them in determining the appropriate level of compensation for our NEOs. In August 2008, the CNG Committee commissioned a report from a third-party compensation consultant to conduct a peer group and market based comparative analysis of President/CEO compensation from a group of selected oil and gas companies and to make recommendations to the CNG Committee about the amounts and types of compensation for Mr. Hastings that the CNG Committee would recommend to the full Board.

Our NEOs are also eligible for annual cash bonus awards based upon achievement of goals and objectives attained during the course of a fiscal year, certain benefit programs offered to all company employees, and certain termination payments as may be set forth in their individual employment contracts with the Company. Collectively, the Board believes that the Company’s executive compensation program described herein attracts, motivates, and retains our NEOs and aligns their interests with those of the Company’s shareholders and results in compensation levels appropriate to promote the Company’s continued success.

Shareholders are urged to read the “Compensation Discussion and Analysis,” which begins on page 28 and which discusses how the Company’s compensation policies and procedures implement the Company’s compensation philosophy, as well as the “Summary Compensation Table” and other related compensation tables and the narrative disclosures about the compensation of the Company’s NEOs in fiscal 2011. The Board and the CNG Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in implementing the Company’s compensation philosophy and in achieving its goals, and that the compensation of the NEOs in fiscal 2011 reflects and supports these compensation policies and procedures.

Proposed Resolution

In light of the foregoing, the Board recommends that you vote in favor of the following resolution at the 2011 Annual Meeting:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables) is hereby approved.”

Vote Required for Approval

Approval of Proposal 2 – this non-binding advisory resolution approving the compensation of the Company’s NEOs will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists at the Annual Meeting. For Proposal 2, abstentions will be counted towards the vote total and will have the same effect as a vote “AGAINST” the Proposal, but broker non-votes (which are not “entitled to vote” on the matter) will not be counted and will have no effect.

An abstention on this Proposal 2 will not constitute an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE FOREGOING RESOLUTION RELATING TO THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC – PROPOSAL 2.

PROPOSAL 3

NON-BINDING ADVISORY VOTE REGARDING THE FREQUENCY OF THE NON-BINDING

SHAREHOLDER VOTE REGARDING THE APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

Section 14A of the Exchange Act, as added by the Dodd-Frank Act also requires that we provide shareholders with the opportunity to vote on a non-binding, advisory basis, to express their preference as to how frequently we should conduct future advisory votes on the compensation of our NEOs as disclosed in accordance with SEC rules. Shareholders may indicate that they would prefer an advisory vote on executive compensation to occur every year, two years, or three years, or they may abstain from voting on this Proposal 3.

Frequency of Advisory Vote on Executive Compensation

After careful consideration, the Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company because it will permit our shareholders to evaluate and assess our executive compensation every year and provide timely and direct input to our Board and the CNG Committee on the Company’s executive compensation philosophy, policy, and practices. We also want to remind our shareholders that they have additional opportunities to express their views regarding executive compensation matters, including periodic shareholder approval requirements for our Stock Incentive Plan. Shareholders also have the ability to communicate directly with the Chairman of the Board, our Lead Director or any other director as described under the caption “Communications with Directors” on page 18.

The Board believes that this timely and direct input is consistent with its efforts to engage in a regular dialogue with shareholders on executive compensation and governance matters. This does not mean that any shareholder views or requested changes would be considered or implemented immediately, as the vote described in Proposal 3 is non-binding and the Board would need time to thoughtfully consider whether any changes to the Company’s executive compensation program are necessary or appropriate.

Notwithstanding the Board’s recommendation in this Proxy Statement and the outcome of the shareholder vote, the Board may, in the future, decide to conduct future Say-on-Pay shareholder advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes in the Company’s compensation programs.

Vote Required for Approval

Approval of Proposal 3 – this non-binding vote regarding the frequency for the non-binding shareholder vote to approve the compensation of the Company’s NEOs will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the 2011 Annual Meeting and entitled to vote on the matter, provided that a quorum exists at the 2011 Annual Meeting. Shareholders may vote in favor of one frequency (one year, two years, or three years) or abstain. If no frequency choice receives the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, then the frequency choice receiving the most affirmative votes will be considered by the Board to be the expression of the shareholders’ preference and will be taken into account by the Board in making its determination as to the frequency of future advisory votes on executive compensation.

For Proposal 3, abstentions will be counted towards the vote total and will have the same effect as a vote “AGAINST” the Proposal, but broker non-votes (which are not “entitled to vote” on the matter) will not be counted and will have no effect.

An abstention on this Proposal 3 will not constitute an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR A FREQUENCY OF “1 YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE PERIODIC ADVISORY VOTES ON EXECUTIVE COMPENSATION – PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF EHRHARDT KEEFE STEINER &

HOTTMAN PC AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has engaged Ehrhardt Keefe Steiner & Hottman PC (“EKSH”) to serve as the Company’s registered public accounting firm to audit the Company’s accounts and records for the fiscal year ending June 30, 2012, and to perform other appropriate services. Shareholders are hereby asked to ratify the Board’s appointment of EKSH as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

We expect that a representative from EKSH will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Change in Accountants

On October 3, 2011, Deloitte & Touche LLP (“Deloitte”) informed the Company that Deloitte declined to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 and will cease providing services to the Company as of October 14, 2011.

Deloitte’s audit report on the Company’s consolidated financial statements for the fiscal years ended June 30, 2011 and June 30, 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended June 30, 2011 and June 30, 2010 and during the subsequent interim period through October 3, 2011, the Company had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports for such periods.

Except for certain material weaknesses in internal controls identified by the Company as described in Item 4 of its Form 10-Q for the fiscal quarter ended March 31, 2011 and in Item 9A of its Annual Report on Form 10-K for the fiscal year ended June 30, 2011, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC. The material weaknesses identified in these reports involved: (1) the inadequate design of internal controls related to the preparation and review of the Consolidated Statement of Cash Flows; and (2) the ineffective operation of internal controls to evaluate the work of management’s third party accounting experts, which are utilized to supplement management’s internal review procedures for certain significant, complex, and/or non-routine matters. Despite these noted weaknesses, Deloitte rendered an unqualified opinion on the Company’s consolidated financial statements for the fiscal year ended June 30, 2011. However, in light of these weaknesses, Deloitte’s attestation report regarding the Company’s internal control over financial reporting as of June 30, 2011 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting. Management and the Company’s Audit Committee are fully committed to the continued improvement of our internal controls over financial reporting. The Company has worked diligently towards implementing improvements to its internal controls and management believes the process improvements made and to be made will remediate the identified control deficiencies and strengthen the Company’s internal controls over financial reporting.

The above disclosure was originally reported in our Current Report on Form 8-K filed with the SEC on October 7, 2011. The Company provided Deloitte with a copy of the disclosure and requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements. A copy of such letter dated October 7, 2011 from Deloitte is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on October 7, 2011.

Former Principal Accountant’s Fees and Services

For the fiscal years ended June 30, 2011 and June 30, 2010, Deloitte served as the Company’s independent registered public accounting firm and provided services in the following categories and amounts.

Audit Fees

The aggregate fees paid or to be paid to Deloitte for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audit of financial statements included in the Annual Report on Form 10-K for the fiscal years ended June 30, 2011 and June 30, 2010 were $709,057 and $554,053, respectively.

Audit-Related Fees

The aggregate fees paid or to be paid to Deloitte in connection with the Company’s audit-related services during the fiscal year ended June 30, 2011 and June 30, 2010 were $245,053 and $140,031, respectively. The services performed during the 2011 fiscal year related to advice and consultation regarding: (i) the Company’s Securities Act registration statement filing on Form S-8; (ii) the

Company’s response to the SEC’s comments on its Form 10-K for fiscal year 2010 and the Definitive Proxy Statement filed on October 25, 2010; (iii) compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and (iv) the accounting treatment for the Evans Shoal Transaction. The services performed during the 2010 fiscal year related to advice and consultation regarding: (i) accounting and disclosure related to option and warrant transactions; (ii) YEP’s July 2009 investment in the Company; (iii) other acquisition matters; (iv) the Company’s Securities Act registration statement filings; and (v) compliance with the requirements of Section 404 of the Sarbanes Oxley Act of 2002.

Tax Fees

The aggregate fees paid or to be paid to Deloitte for tax services rendered to the Company during the fiscal year ended June 30, 2011 and June 30, 2010 were $0 and $2,000, respectively. During the 2010 fiscal year, the services performed related to tax advice and consultation.

All Other Fees

The aggregate fees paid or to be paid to Deloitte for all other services rendered to the Company during the fiscal year ended June 30, 2011 and June 30, 2010 were $2,200 and $16,140, respectively. During the 2011 fiscal year, these services related to access to the Deloitte Technical Library which provides certain information regarding SEC filing requirements. During the 2010 fiscal year, these services related to forensic accounting work.

Pre-Approval Policies

Under the terms of its charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may form and delegate authority to a subcommittee consisting of one or more members, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Audit Committee at its next scheduled meeting.

Vote Required for Approval

Approval of Proposal Four— the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 will require the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

An abstention on this Proposal 4 will not constitute an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

OTHER MATTERS

If any other matters are properly presented to shareholders for a vote at the Annual Meeting, the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment.

As of the date of this Proxy Statement, the Board knows of no other matters which will be presented to shareholders for consideration at the Annual Meeting other than the matters referred to in Proposals 1, 2, 3 and 4.

SOLICITATION OF PROXIES

The entire expense of preparing and mailing this Proxy Statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors and solicitors, public relations, transportation and litigation) will be borne by the Company. In addition to the use of the mails, the Company or certain of its employees may solicit proxies by telephone, telegram and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. In addition, the Company has engaged The Proxy Advisory Group, LLC to assist in the distribution of proxy solicitation materials for a services fee and the reimbursement of customary expenses, which are not expected to exceed $20,000 in the aggregate. The Company has also retained American Stock Transfer & Trust Company, LLC (“AST”) to serve as the Inspector of Elections for the 2011 Annual Meeting and to provide specified telephone and Internet voting, mailing, handling, tabulation and document hosting services. The fees payable to AST by the Company are approximately $5,000, plus per item charges for each registered or beneficial shareholder vote, per document charges for the hosting services and reimbursement of AST’s mailing costs and expenses. The entire cost of the proxy solicitation will be borne by the Company.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

SHAREHOLDER PROPOSALS

Shareholders who intend to have a proposal included in the Notice of Meeting and related Proxy Statement relating to the Company’s 2012 Annual Meeting of Shareholders (which is assumed would be held on or about December 6, 2012) must submit the proposal on or before July 12, 2012.

Notice of Business to be Brought Before a Shareholders’ Meeting

If a shareholder wishes to present a proposal at the Company’s 2012 Annual Meeting of Shareholders and the proposal is not intended to be included in the Company’s Proxy Statement and form of proxy relating to that meeting, the shareholder must give advance notice to the Company prior to one of two deadlines set forth in the Company’s By-Laws.

If a shareholder’s proposal relates to business other than the nomination of persons for election to the Board of Directors, Article II, Section 2.1 of the Company’s By-Laws applies.

Article II, Section 2.1, of the Company’s By-Laws provides in part that,

“At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders. Notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 2.1, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) the name and address, as they appear on the corporation’s books, of the stockholder intending to propose such business;

(c) the class and number of shares of the corporation which are beneficially owned by the stockholder;

(d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;

(e) any material interest of the stockholder in such business.”

To be timely under this By-Law provision, a shareholder proposal must be received no earlier than September 7, 2012, but no later than October 7, 2012, which is the time period not less than 60 days nor more than 90 days prior to December 6, 2012.

Nominations of Persons for Election to the Board of Directors

If a shareholder’s proposal relates to the nomination of persons for election to the Board of Directors, Article II, Section 2.2 of the Company’s By-Laws applies.

Article II, Section 2.2 Notice of Stockholder Nominees of the Company’s By-Laws provides that,

“Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.2. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ (70) notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 2.2, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Each such notice shall set forth:

(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

(d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to being named in a proxy statement and to serve as a Director of the corporation if elected.

No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.”

To be timely under this By-Law, a shareholder proposal must be received no earlier than September 7, 2012, but no later than October 7, 2012, which is the time period not less than 60 days nor more than 90 days prior to December 6, 2012.

All shareholder proposals should be submitted to the Company’s Corporate Secretary at 7 Custom House Street, 3rd Floor, Portland, ME 04101. In light of the Company’s plans to relocate its headquarters from Portland, Maine to Denver, Colorado, shareholders should verify the current mailing address for the Corporate Secretary prior to submitting any proposals by visiting the Company’s website at http://www.magellanpetroleum.com

The fact that a shareholder proposal is received in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements in the Company’s By-Laws and the proxy rules relating to such inclusion.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2011, AS AMENDED, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY, 7 CUSTOM HOUSE STREET, 3rd FLOOR, PORTLAND, ME 04101, ATTENTION: CORPORATE SECRETARY. IN LIGHT OF THE COMPANY’S PLANS TO RELOCATE ITS HEADQUARTERS FROM PORTLAND, MAINE TO DENVER, COLORADO, SHAREHOLDERS SHOULD VERIFY THE CURRENT MAILING ADDRESS FOR THE CORPORATE SECRETARY PRIOR TO SUBMITTING REQUESTS FOR COPIES OF THE COMPANY’S ANNUAL REPORT BY VISITING THE COMPANY’S WEBSITE AT HTTP://WWW.MAGELLANPETROLEUM.COM.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

Jeffrey G. Tounge
Corporate Secretary

Dated: November 9, 2011

MAGELLAN PETROLEUM CORPORATION

ANNUAL MEETING OF SHAREHOLDERS — December 8, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned holder of shares of common stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (hereinafter referred to as the “Company”) does hereby constitute and appoint J. Thomas Wilson, Antoine J. Lafargue and Jeffrey G. Tounge, or any one of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Annual Meeting of Shareholders of the Company to be held on Thursday, December 8, 2011 at 10:00 A.M. MST at the Omni Interlocken Resort, 500 Interlocken Blvd., Denver (Broomfield), Colorado 80021 (telephone: (303) 438-6600), at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the following manner:

UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, THE SAID INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE ON PROPOSALS 1, 2, 3 AND 4 AND ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE, AND WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation please sign full corporate name by its duly-authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

(Continued and to be signed on the other side)

RETURN OF PROXIES

WE URGE EACH SHAREHOLDER WHO IS UNABLE TO ATTEND THE ANNUAL MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

    Please mark your votes as in this example:  ☑

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 4 AND FOR “1 YEAR” IN PROPOSAL 3.

1.	Election of three Directors — each to serve a term of three years ending on the date of the Company’s 2014 Annual Meeting of Shareholders	FOR	WITHHELD

	Nominees: Nikolay V. Bogachev	☐	☐

	William H. Hastings	☐	☐

	J. Thomas Wilson	☐	☐

		FOR	AGAINST		ABSTAIN
2.	The non-binding advisory resolution regarding approval of the compensation of our named executive officers.	☐	☐		☐

		1 Year	2 Years	3 Years	ABSTAIN
3.	The non-binding advisory vote regarding the frequency of the non-binding shareholder vote regarding the approval of the compensation of our named executive officers.	☐	☐	☐	☐

		FOR	AGAINST		ABSTAIN
4.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2012.	☐	☐		☐

Note: If no choice is indicated, this proxy shall be deemed to grant authority to vote FOR the election of each of the Director nominees, to vote FOR Proposal 2, to vote for “1 YEAR” for Proposal 3 and to vote FOR Proposal 4.

SIGNATURE                                                                                                                DATE

SIGNATURE                                                                                                                 DATE

(IF HELD JOINTLY)

Note: Please sign this proxy as name(s) appears above and return promptly to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, N.Y. 11219, whether or not you plan to attend the 2011 Annual Meeting of Shareholders.